Exhibit 4.1

STAR GAS PARTNERS, L.P.,

STAR GAS FINANCE COMPANY,

AND

UNION BANK OF CALIFORNIA, N.A.

AS TRUSTEE

10¼% Senior Notes due 2013

INDENTURE

Dated as of February 6, 2003

Table of Contents

ARTICLE I

i

Page
SECTION 6.7. Rights of Securityholders to Receive Payment	64
SECTION 6.8. Collection Suit by Trustee	64
SECTION 6.9. Trustee May File Proofs of Claim	64
SECTION 6.10. Priorities	65
SECTION 6.11. Undertaking for Costs	65
SECTION 6.12. Additional Payments

ARTICLE VII
Trustee	65

SECTION 7.1. Duties of Trustee	65
SECTION 7.2. Rights of Trustee	67
SECTION 7.3. Individual Rights of Trustee	67
SECTION 7.4. Trustee’s Disclaimer	67
SECTION 7.5. Notice of Defaults	67
SECTION 7.6. Reports by Trustee to Securityholders	68
SECTION 7.7. Compensation and Indemnity	68
SECTION 7.8. Replacement of Trustee	69
SECTION 7.9. Successor Trustee by Merger	59
SECTION 7.10. Eligibility; Disqualification	70
SECTION 7.11. Preferential Collection of Claims Against Company	70

ARTICLE VIII
Discharge of Indenture; Defeasance	70

SECTION 8.1. Discharge of Liability on Securities; Defeasance	70
SECTION 8.2. Conditions to Defeasance	71
SECTION 8.3. Application of Trust Money	73
SECTION 8.4. Repayment to Company	73
SECTION 8.5. Indemnity for U.S. Government Obligations	76
SECTION 8.6. Reinstatement	76

ARTICLE IX
Amendments	74

SECTION 9.1. Without Consent of Securityholders	74
SECTION 9.2. With Consent of Securityholders	74
SECTION 9.3. Compliance with Trust Indenture Act	75
SECTION 9.4. Revocation and Effect of Consents and Waivers	75
SECTION 9.5. Notation on or Exchange of Securities	76
SECTION 9.6. Trustee to Sign Amendments	76

EXHIBIT A Form of Security
EXHIBIT B Form of the Exchange Security

CROSS-REFERENCE TABLE

Trust Indenture Act Section			Indenture Section
310	(a)(1)		7.10
	(a)(2)		7.10
	(a)(3)		N.A.
	(a)(4)		N.A.
	(a)(5)		7.10
	(b)		7.8; 7.10
	(c)		N.A.
311	(a)		7.11
	(b)		7.11
	(c)		N.A.
312	(a)		2.5
	(b)		10.3
	(c)		10.3
313	(a)		7.6
	(b)(1)		N.A.
	(b)(2)		7.6
	(c)		7.6
	(d)		N.A.
314	(a)		3.2,10.2,10.5
	(b)		N.A.
	(c)(1)		10.4
	(c)(2)		10.4
	(c)(3)		N.A.
	(d)		N.A.
	(e)		10.5
315	(a)		7.1
	(b)		7.5,10.2
	(c)		7.1
	(d)		7.1
	(e)		6.11
316	(a)(last sentence)		2.10
	(a)(1)(A)		6.5
	(a)(1)(B)		6.4
	(a)(2)	.	N.A.
	(b)		6.7
	(c)		2.13
317	(a)(1)		6.8
	(a)(2)		6.9
	(b)		2.4
318	(a)		10.1
	(b)		N.A.
	(c)		10.1

N.A. means Not Applicable.

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of this Indenture.

v

INDENTURE dated as of February 6, 2003, among STAR GAS PARTNERS, L.P., a Delaware limited partnership (the “Company”), STAR GAS FINANCE COMPANY, a Delaware corporation (the “Co-Issuer”, together with the Company, the “Issuers”) and UNION BANK OF CALIFORNIA, N.A. (the “Trustee”) as Trustee.

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Securityholders of (i) the Issuers’ 10¼% Senior Notes due 2013, issued on the date hereof (the “Initial Securities”), (ii) if and when issued, an unlimited principal amount of additional 10¼% Senior Notes due 2013 in a non-registered offering or in a registered offering of the Issuers that may be offered from time to time subsequent to the Issue Date (the “Additional Securities”) and (iii) if and when issued, the Issuers’ 10¼% Senior Notes due 2013 that may be issued from time to time in exchange for Initial Securities or any Additional Securities in an offer registered under the Securities Act as provided in the Registration Rights Agreement (as hereinafter defined the “Exchange Securities,” and together with the Initial Securities and the Additional Securities, the “Securities”).

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1. Definitions.

“Acquired Indebtedness” means Indebtedness (i) of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary or (ii) assumed in connection with the acquisition of assets from such Person, in each case whether or not Incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company or such acquisition. Acquired Indebtedness shall be deemed to have been Incurred, with respect to clause (i) of the preceding sentence, on the date such Person becomes a Restricted Subsidiary and, with respect to clause (ii) of the preceding sentence, on the date of consummation of such acquisition of assets.

“Additional Securities” shall have the meaning assigned to such term in the second introductory paragraph to this Indenture.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control.

“Asset Acquisition” means the following (in all cases, including assets acquired through a Flow-Through Acquisition):

(1) an Investment by the Company or any Restricted Subsidiary in any other Person pursuant to which the Person shall become a Restricted Subsidiary, or shall be merged with or into the Company or any Restricted Subsidiary;

(2) the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any Person, other than a Restricted Subsidiary, which constitute all or substantially all of the assets of such Person; or

(3) the acquisition by the Company or any Restricted Subsidiary of any division or line of business of any Person, other than a Restricted Subsidiary.

“Asset Sale” means either of the following, whether in a single transaction or a series of related transactions:

(1) the sale, lease, conveyance or other disposition of any assets other than sales, leases or transfers of assets in the ordinary course of business (including but not limited to the sales of inventory in the ordinary course of business and the sale of receivables and accounts pursuant to a Credit Facility); or

(2) the issuance or sale of Capital Stock of any direct Subsidiary.

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(1) any sale, lease or transfer of assets or Capital Stock by the Company or any of its Restricted Subsidiaries to the Company or a Restricted Subsidiary;

(2) any sale or transfer of assets or Capital Stock by the Company or any of its Restricted Subsidiaries to any entity in exchange for other assets used in a related business and/or cash (provided that such cash portion is at least 80% of the difference between the value of the assets being transferred and the value of the assets being received) and having a fair market value, as determined in good faith by the Board of Directors, reasonably equivalent to the fair market value of the assets so transferred;

(3) any sale, lease or transfer of assets in accordance with Permitted Investments;

(4) the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company;

(5) the transfer or disposition of assets that are permitted Restricted Payments; and

(6) any sale, lease or transfer of assets pursuant to a Sale and Leaseback Transaction otherwise permitted by this Indenture.

“Attributable Debt” means, with respect to any Sale and Leaseback Transactions not involving a Capital Lease, as of any date of determination, the total obligation, discounted to present value at the rate of interest implicit in the lease included in the transaction, of the lessee for rental payments during the remaining portion of the term of the lease, including extensions which are at the sole option of the lessor, of the lease included in the transaction. For purposes of this definition, the rental payments shall not include amounts required to be paid on account of property taxes, maintenance, repairs, insurance, assessments, utilities, operating and labor costs and other items which do not constitute payments for property rights. In the case of any lease which is terminable by the lessee upon the payment of a penalty, the rental obligation shall also include the amount of the penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

“Available Cash” as to any quarter means the amount resulting from:

(1)	the sum of:

(a)	all cash receipts of the Company during such quarter from all sources (including, without limitation, distributions of cash received from Subsidiaries and cash proceeds from Interim Capital Transactions, but excluding cash proceeds from Termination Capital Transactions); and

(b)	any reduction with respect to such quarter in a cash reserve previously established pursuant to clause (2)(b) below (either by reversal or utilization) from the level of such reserve at the end of the prior quarter;

(2)	less the sum of:

(a)	all cash disbursements of the Company during such quarter, including, without limitation, disbursements for operating expenses, taxes, if any, debt service (including, without limitation, the payment of principal, premium and interest), redemption of Capital Stock of the Company, capital expenditures, contributions, if any, to any Subsidiaries and cash distributions to partners of the Company (but only to the extent that such cash distributions to partners exceed Available Cash for the immediately preceding quarter); and

(b)	any cash reserves established with respect to such quarter, and any increase with respect to such quarter in a cash reserve previously established pursuant to this clause (2)(b) from the level of such reserve at the end of the prior quarter, in such amounts as the Board of Directors determines in its reasonable discretion to be necessary or appropriate (i) to provide for the proper conduct of the business of the Company (including, without limitation, reserves for future capital expenditures), (ii) to provide funds for distributions with respect to Capital Stock of the Company in respect of any one or more of the next four quarters or (iii) because the distribution of such amounts would be prohibited by applicable law or by any loan agreement, security agreement, mortgage, debt instrument or other agreement or obligation to which the Company is a party or by which it is bound or its assets are subject;

(3)	plus the lesser of (a) an amount as calculated in accordance with clauses (1) and (2) above for the Company or its Restricted Subsidiaries for the first 45 days of the quarter during which such Restricted Payment is made (rather than the quarter for which clauses (1) and (2) were calculated) and (b) an amount of working capital Indebtedness that the Company or its Restricted Subsidiaries could have Incurred on or before the 45th day after the last day of the quarter used to calculate clauses (1) and (2) above; provided, however, that Available Cash attributable to any Restricted Subsidiary will be excluded to the extent dividends or distributions of Available Cash by the Restricted Subsidiary are not at the date of determination permitted by the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or other regulation.

Notwithstanding the foregoing, “Available Cash” shall not include any cash receipts or reductions in reserves or take into account any disbursements made or reserves established in each case after the date of liquidation of the Company. Taxes paid by the Company on behalf of, or amounts withheld with respect to, all or less than all of the partners shall not be considered cash disbursements of the Company that reduce Available Cash, but the payment or withholding thereof shall be deemed to be a distribution of Available Cash to the partners other than the limited partners holding Senior Units. Alternatively, in the discretion of the Board of Directors, such taxes (if pertaining to all partners) may be considered to be cash disbursements of the Company which reduce Available Cash, but the payment or withholding thereof shall not be deemed to be a distribution of Available Cash to such partners.

“Average Life” means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (2) the sum of all such payments.

“Bankruptcy Law” means Title 11, United States Code or any similar Federal or state law for the relief of debtors.

“Board of Directors” means, as to any Person, the board of directors of such Person or any duly authorized committee thereof; provided that so long as the Company is a limited partnership, “Board of Directors” means the board of directors of Star Gas LLC, its general partner, or any duly authorized committee thereof.

“Borrowing Base” means, as of any date of determination, an amount equal to the sum, without duplication, of (1) 85% of the net book value of all of the Company’s and its Restricted Subsidiaries’ accounts receivable at such date and (2) 60% of the net book value of the Company’s and its Restricted Subsidiaries’ inventories at such date. Net book value shall be determined in accordance with GAAP and shall be reflected on the most recent available consolidated balance sheet of the Company (it being understood that the accounts receivable and inventories of an acquired business may be included if such acquisition has been completed on or prior to the date of the determination).

“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or required by law to close.

“Capital Lease” means any lease of property, real or personal, that, in accordance with GAAP, would be required to be capitalized on the balance sheet of the lessee.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

“Change of Control” means:

(1)	any transaction or series of related transactions pursuant to which any “person” or “group” or “groups” of related persons (as defined in the Exchange Act) other than the Permitted Holders, becoming beneficial owners, in the aggregate, directly or indirectly, of 50% or more of the Voting Stock of the general partner of the Company (or the successor by merger, consolidation or purchase of substantially all of the assets of the general partner) and the Permitted Holders beneficially owning at any time, in the aggregate, a lesser percentage of the Voting Stock of the general partner of the Company (or the successor by merger, consolidation or purchase of substantially all of the assets of the general partner) then such other person or group;

(2)	the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) other than a Permitted Holder;

(3)	the adoption of a plan or proposal for the liquidation or dissolution of the Company or the general partner of the Company; or

(4)	Star Gas LLC or an affiliated entity shall fail to own beneficially 100% of the general partnership interest in the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Co-Issuer” shall have the meaning assigned to such term in the preamble to this Indenture.

“Common Stock” means with respect to any Person, any and all shares, units, interests or other participations in, and other equivalents (however designated and whether voting or nonvoting) of such Person’s securities whether or not outstanding on the Issue Date, and includes, without limitation, all series and classes of such common stock, and, in the case of the Company, means the units representing limited partner interests of the Company whether or not outstanding on the Issue Date.

“Company” shall have the meaning assigned to such term in the first introductory paragraph to this Indenture.

“Consolidated Cash Flow Available for Fixed Charges” means, with respect to the Company and its Restricted Subsidiaries, for any period, the sum of, without duplication, the amounts for the period, taken as single accounting, of:

(1) Consolidated Net Income;

(2) Consolidated Non-Cash Charges;

(3) Consolidated Interest Expense; and

(4) Consolidated Income Tax Expense.

“Consolidated Fixed Charge Coverage Ratio” means, with respect to the Company and its Restricted Subsidiaries, the ratio of (x) the aggregate amount of Consolidated Cash Flow Available for Fixed Charges of the Person for the four full fiscal quarters immediately preceding the date of the transaction (the “Transaction Date”) giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the “Four Quarter Period”), to (y) the aggregate amount of Consolidated Fixed Charges of the Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, “Consolidated Cash Flow Available for Fixed Charges” and “Consolidated Fixed Charges” shall be calculated after giving effect on a pro forma basis for the period of the calculation to, without duplication:

(1) the Incurrence or repayment of any Indebtedness, excluding revolving credit borrowings and repayments of revolving credit borrowings (other than any revolving credit borrowings the proceeds of which are used for Asset Acquisitions or Growth Related Capital Expenditures of the Company or any of its Restricted Subsidiaries and in the case of any Incurrence, the application of the net proceeds thereof) during the period commencing on the first day of the Four Quarter Period to and including the Transaction Date (the “Reference Period”), including, without limitation, the Incurrence of the Indebtedness giving rise to the need to make the calculation (and the application of the net proceeds thereof), as if the Incurrence (and application) or repayment occurred on the first day of the Reference Period; and

(2) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make the calculation as a result of the Company or one of its Restricted Subsidiaries, including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition, Incurring, assuming or otherwise being liable for Acquired Indebtedness) occurring during the Reference Period, as if the Asset Sale or Asset Acquisition occurred on the first day of the Reference Period; provided, however, that:

(a) Consolidated Fixed Charges will be reduced by amounts attributable to businesses or assets that are so disposed of or discontinued only to the extent that the obligations giving rise to such Consolidated Fixed Charges would no longer be obligations contributing to the Consolidated Fixed Charges subsequent to the date of determination of the Consolidated Fixed Charge Coverage Ratio;

(b) Consolidated Cash Flow Available for Fixed Charges generated by an acquired business or asset shall be determined by the actual gross profit, which is equal to revenues minus cost of goods sold, of the acquired business or asset during the immediately available preceding four full fiscal quarters occurring in the Reference Period, minus the pro forma expenses that would have been Incurred by the Company and its Restricted Subsidiaries in the operation of the acquired business or asset during the period computed on the basis of personnel expenses for employees retained or to be retained by the Company and its Restricted Subsidiaries in the operation of the acquired business or asset and non-personnel costs and expenses Incurred by or to be Incurred by the Company and its Restricted Subsidiaries based upon the operation of the Company’s business, all as determined in good faith by the Board of Directors; and

(c) Consolidated Cash Flow Available for Fixed Charges shall not include the impact of any non-recurring cash charges Incurred in connection with a restructuring, reorganization or other similar transaction, as determined in good faith by the Board of Directors.

In calculating “Consolidated Fixed Charges” for purposes of determining the “Consolidated Fixed Charge Coverage Ratio”:

(1) interest on outstanding Indebtedness, other than Indebtedness referred to in sub-paragraph (2) below, determined on a fluctuating basis as of the last day of the Four Quarter Period and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on that date;

(2) only actual interest payments associated with Indebtedness Incurred in accordance with clause (4) of the definition of Permitted Indebtedness and all Permitted Refinancing Indebtedness in respect thereof, during the Four Quarter Period shall be included in the calculation; and

(3) if interest on any Indebtedness actually Incurred on the date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the last day of the Four Quarter Period will be deemed to have been in effect during the period.

“Consolidated Fixed Charges” means, with respect to the Company and its Restricted Subsidiaries for any period, the sum of, without duplication:

(1) the amounts for such period of Consolidated Interest Expense; and

(2) the product of:

(a) the aggregate amount of dividends and other distributions paid or accrued during the period in respect of Preferred Stock and Redeemable Capital Stock of the Company and its Restricted Subsidiaries on a consolidated basis; and

(b) a fraction, the numerator of which is one and the denominator of which is one less the then applicable current combined federal, state and local statutory tax rate, expressed as a percentage.

“Consolidated Income Tax Expense” means, with respect to the Company and its Restricted Subsidiaries for any period, the provision for federal, state, local and foreign income taxes of the Company and its Restricted Subsidiaries for the period as determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to the Company and its Restricted Subsidiaries, for any period, without duplication, the sum of:

(1) the interest expense of the Company and its Restricted Subsidiaries for the period as determined on a consolidated basis in accordance with GAAP, net of interest income in an amount not to exceed $3 million;

(2) any amortization of debt discount;

(3) the net cost under Interest Rate Agreements;

(4) the interest portion of any deferred payment obligation;

(5) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing;

(6) all accrued interest for all instruments evidencing Indebtedness; and

(7) the interest component of Capital Leases paid or accrued or scheduled to be paid or accrued by the Company and its Restricted Subsidiaries during the period as determined on a consolidated basis in accordance with GAAP.

“Consolidated Net Income” means the net income (loss) of the Company and its Restricted Subsidiaries, as determined on a consolidated basis in accordance with GAAP and as adjusted to exclude:

(1) net after-tax extraordinary gains or losses;

(2) net after-tax gains or losses attributable to Asset Sales;

(3) the net income or loss of any Person which is not a Restricted Subsidiary and which is accounted for by the equity method of accounting; provided that Consolidated Net Income shall include the amount of dividends or distributions actually paid to the Company or any Restricted Subsidiary;

(4) the net income or loss prior to the date of acquisition of any Person combined with the Company or any Restricted Subsidiary in a pooling of interest;

(5) the net income of any Restricted Subsidiary to the extent that dividends or distributions of that net income are not at the date of determination permitted by the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or other regulation; and

(6) the cumulative effect of any changes in accounting principles.

“Consolidated Non-Cash Charges” means, with respect to the Company and its Restricted Subsidiaries for any period, the aggregate (1) depreciation, (2) amortization, (3) non-cash employee compensation expenses of the Company or its Restricted Subsidiaries for such period, and (4) any non-cash charges, in each case which reduces the Consolidated Net Income of the Company and its Restricted Subsidiaries for the period, as determined on a consolidated basis in accordance with GAAP and excluding any such non-cash charge or expense to the extent it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period, and also excluding the non-cash impact of Statement of Financial Accounting Standards No. 133.

“Credit Facilities” means, one or more debt facilities or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

“Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Definitive Securities” means certificated Securities.

“DTC” means The Depository Trust Company, its nominees and their respective successors and assigns, or such other depository institution hereinafter appointed by the Company.

“Event of Default” means any of the events specified in Section 6.1.

“Excess Proceeds” shall have the meaning assigned to such term in Section 3.7(d).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Offer” shall have the meaning assigned to such term in the Registration Rights Agreement.

“Exchange Securities” shall have the meaning assigned to such term in the second introductory paragraph to this Indenture.

“Fiscal Year” shall mean the fiscal year of the Company as set forth in the audited financial statements of the Company, which as of the Issue Date was the period from October 1 through September 30 of each year.

“Flow-Through Acquisition” means an acquisition by the general partner from a Person that is not an Affiliate of the general partner or the Company, of property (real or personal), assets or equipment (whether through the direct purchase of assets or the Capital Stock of the Person owning such assets) in a Related Business, which is promptly sold, transferred or contributed by the general partner to the Company or one of its Restricted Subsidiaries.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in this Indenture will be computed in conformity with GAAP.

“Growth Related Capital Expenditures” means, with respect to any Person, all capital expenditures by such Person made to improve or enhance the existing capital assets or to increase the customer base of such Person or to acquire or construct new capital assets (but excluding capital expenditures made to maintain, up to the level thereof that existed at the time of such expenditure, the operating capacity of the capital assets of such Person as such assets existed at the time of such expenditure).

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(1)	to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

(2)	entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “Guarantee” will not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Incur” means issue, create, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) will be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary; and the terms “Incurred” and “Incurrence” have meanings correlative to the foregoing.

“Indebtedness” means, as applied to any Person, without duplication:

(1) (a) any indebtedness for borrowed money and (b) all obligations evidenced by any (i) bond, note, debenture or other similar instrument or (ii) letter of credit, or reimbursement agreements in respect thereof, but only for any drawings that are not reimbursed within five Business Days after the date of such drawings, which in each case the Person has, directly or indirectly, created or Incurred;

(2) any indebtedness for borrowed money and all obligations evidenced by any bond, note, debenture or other similar instrument secured by any Lien in respect of property owned by the Person, whether or not the Person has assumed or become liable for the payment of the indebtedness; provided that the amount of the indebtedness, if the Person has not assumed the same or become liable therefor, shall in no event be deemed to be greater than the fair market value from time to time, as determined in good faith by the Person, of the property subject to the Lien;

(3) any indebtedness, whether or not for borrowed money (excluding trade payables and accrued expenses arising in the ordinary course of business) with respect to which the Person has become directly or indirectly liable and which represents the deferred purchase price, or a portion thereof, or has been Incurred to finance the purchase price, or a portion thereof, of any property or business acquired by, or service performed on behalf of, the Person, whether by purchase, consolidation, merger or otherwise;

(4) the principal component of any obligations under Capital Leases to the extent the obligations would, in accordance with GAAP, appear on the balance sheet of the Person;

(5) all Attributable Debt of the Person in respect of Sale and Leaseback Transactions not involving a Capital Lease;

(6) any indebtedness of any other Person of the character referred to in the foregoing clauses (1) through (5) of this definition with respect to which the Person whose indebtedness is being determined has become liable by way of a Guarantee; and

(7) all Redeemable Capital Stock of the Person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued dividends.

For purposes hereof, the “maximum fixed repurchase price” of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of the Redeemable Capital Stock as if it were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture and if the price is based upon, or measured by, the fair market value of the Redeemable Capital Stock, the fair market value shall be determined in good faith by the board of directors of the issuer of the Redeemable Capital Stock. Furthermore, for purposes hereof, the term “Indebtedness” shall not include (x) accrual of interest, the accretion of accreted value and the payment of interest or any other similar Incurrence by the Company or its Restricted Subsidiaries related to Indebtedness otherwise permitted in this Indenture or (y) indebtedness under any hedging arrangement which provides for the right or obligation to purchase, sell or deliver any currency, commodity or security at a future date for a specified price entered into to protect such Person from fluctuations in prices or rates, including currencies, interest rates, commodity prices, and securities prices, including without limitation indebtedness under any interest rate or commodity price swap agreement, interest rate cap agreement, interest rate collar agreement or any forward sales arrangements, calls, options, swaps, or other similar transactions or any combination thereof.

“Indenture” means this Indenture as amended or supplemented from time to time.

“Initial Securities” shall have the meaning assigned to such term in the second introductory paragraph of this Indenture.

“Interest Rate Agreement” means, with respect to any Person, any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

“Interim Capital Transactions” means (1) borrowings, refinancings or refundings of Indebtedness and sales of debt securities (other than for working capital purposes and other than for items purchased on open account in the ordinary course of business) by the Company, (2) sales of Capital Stock of the Company by the Company and (3) sales or other voluntary or involuntary dispositions of any assets of the Company (other than (x) sales or other dispositions of inventory in the ordinary course of business, (y) sales or other dispositions of other current assets excluding receivables and accounts and (z) sales or other dispositions of assets as a part of normal retirements or replacements), in each case prior to the commencement of the dissolution and liquidation of the Company.

“Investment” means as applied to any Person:

(1) any direct or indirect purchase or other acquisition by the Person of stock or other securities of any other Person; or

(2) any direct or indirect loan, advance or capital contribution by the Person to any other Person and any other item which would be classified as an “investment” on a balance sheet of the Person prepared in accordance with GAAP, including without limitation any direct or indirect contribution by the Person of property or assets to a joint venture, partnership or other business entity in which the Person retains an interest, it being understood that a direct or indirect purchase or other acquisition by the Person of assets of any other Person, other than stock or other securities, shall not constitute an “Investment” for purposes of this Indenture.

The amount classified as Investments made during any period shall be the aggregate cost to the Company and its Restricted Subsidiaries of all the Investments made during the period, determined in accordance with GAAP, but without regard to unrealized increases or decreases in value, or write-ups, write-downs or write-offs, of the Investments and without regard to the existence of any undistributed earnings or accrued interest with respect thereto accrued after the respective dates on which the Investments were made, less any net return of capital realized during the period upon the sale, repayment or other liquidation of the Investments, determined in accordance with GAAP, but without regard to any amounts received during the period as earnings (in the form of dividends not constituting a return of capital, interest or otherwise) on the Investments or as loans from any Person in whom the Investments have been made.

“Issue Date” means the date on which the Notes are originally issued.

“Issuers” shall have the meaning assigned to such term in the preamble to this Indenture.

“Issuers’ Order” shall have the meaning assigned to such term in Section 2.2.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

“Net Proceeds” means, with respect to any Asset Sale or sale of Capital Stock, the proceeds therefrom in the form of cash or cash equivalents including payments in respect of deferred payment obligations when received in the form of cash or cash equivalents, except to the extent that the deferred payment obligations are financed or sold with recourse to the Company or any of its Restricted Subsidiaries, net of:

(1) brokerage commissions and other fees and expenses related to the Asset Sale, including, without limitation, fees and expenses of legal counsel and accountants and fees, expenses, discounts or commissions of underwriters, placement agents and investment bankers;

(2) provisions for all taxes payable as a result of the Asset Sale;

(3) amounts required to be paid to any Person, other than the Company or any Restricted Subsidiary, owning a beneficial interest in the assets subject to the Asset Sale;

(4) appropriate amounts established by the Company or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with the Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after the Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with the Asset Sale; and

(5) amounts applied to the repayment of Indebtedness in connection with the asset or assets sold in the Asset Sale, including any transaction costs and expenses associated therewith and any make-whole or other premium owed in connection with such repayment.

“Non-U.S. Person” means a person who is not a U.S. person, as defined in Regulation S.

“Note Register” means the register of Securities, maintained by the Trustee, pursuant to Section 2.3.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer or the Secretary of the Issuers or, so long as the Company is a limited partnership, of the Company’s general partner.

“Officers’ Certificate” means (i) in the case of the Company, a certificate signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company or, so long as the Company is a limited partnership, of the Company’s general partner or (ii) in the case of Star Gas Finance Company, a certificate signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of Star Gas Finance Company.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

“Permitted Holders” means Irik Sevin and Audrey Sevin and:

(1) any immediate family member or lineal descendant of either of them;

(2) any trust established for the benefit of any of the foregoing; or

(3) any Person controlled by any of them.

“Permitted Indebtedness” shall mean any of the following:

(1) Indebtedness evidenced by the Notes (but not Additional Notes);

(2) Indebtedness outstanding as of the Issue Date;

(3) Indebtedness of the Company or a Restricted Subsidiary Incurred for (i) the making of capital expenditures by the Company or its Restricted Subsidiaries, or (ii) for the purpose of funding acquisitions of Related Businesses, in an aggregate amount of Indebtedness pursuant to this paragraph (3) not to exceed $100 million at any one time outstanding.

(4) Indebtedness of the Company owed to the general partner or an Affiliate of the general partner that is unsecured and that is subordinated in right of payment to the Notes; provided that the aggregate principal amount of this Indebtedness outstanding at any time under this clause may not exceed $10 million and this Indebtedness has a final maturity date later than the final maturity date of the Notes;

(5) Indebtedness (a) owed by the Company or any Restricted Subsidiary to any Restricted Subsidiary or (b) owed by any Restricted Subsidiary to the Company or to any other Restricted Subsidiary;

(6) Permitted Refinancing Indebtedness (including, for the avoidance of doubt, Indebtedness Incurred as permitted under the Consolidated Fixed Charge Coverage Ratio;

(7) the Incurrence by the Company or a Restricted Subsidiary of Indebtedness owing directly to its insurance carriers, without duplication, in connection with the Company’s, its Subsidiaries’ or its Affiliates’ self-insurance programs or other similar forms of retained insurable risks for their respective businesses, consisting of reinsurance agreements and indemnification agreements, and Guarantees of the foregoing, secured by letters of credit;

(8) Indebtedness of the Company and its Restricted Subsidiaries in respect of Capital Leases; provided that the aggregate amount of this Indebtedness outstanding at any time may not exceed $7.5 million;

(9) Indebtedness of the Company and its Restricted Subsidiaries represented by letters of credit supporting (a) obligations under workers’ compensation laws, (b) obligations to suppliers of propane or energy commodity derivative providers in the ordinary course of business consistent with past practices, not to exceed $10 million at any one time outstanding, and (c) the repayment of Indebtedness permitted to be Incurred under this Indenture;

(10) surety bonds and appeal bonds required in the ordinary course of business or in connection with the enforcement of rights or claims of the Company or any of its Subsidiaries or in connection with judgments that do not result in a Default or Event of Default;

(11) any Guarantee by any Restricted Subsidiary in respect of Indebtedness of any other Restricted Subsidiary;

(12) any Guarantee by the Company of Indebtedness in respect of (x) senior indebtedness of its Restricted Subsidiaries, or (y) trade credit of Restricted Subsidiaries; and

(13) Indebtedness Incurred by any Restricted Subsidiary pursuant to any Credit Facility Incurred solely for working capital purposes not to exceed in the aggregate at any one time outstanding the Borrowing Base.

“Permitted Investments” means any of the following:

(1) Investments made or owned by the Company or any Restricted Subsidiary in:

(a) marketable obligations issued or unconditionally guaranteed by the United States, or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing one year or less from the date of acquisition thereof;

(b) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and having as at such date the highest rating obtainable from either Standard & Poor’s Ratings Group (“S&P”) and its successors or Moody’s Investors Service, Inc. (“Moody’s”) and its successors;

(c) commercial paper maturing no more than 270 days from the date of creation thereof and having as at the date of acquisition thereof one of the two highest ratings obtainable from either S&P or Moody’s;

(d) certificates of deposit maturing one year or less from the date of acquisition thereof issued by commercial banks incorporated under the laws of the United States or any state thereof or the District of Columbia or Canada; the commercial paper or other short term unsecured debt obligations of which are as at such date rated either “A-2” or better (or comparably if the rating system is changed) by S&P or “Prime-2” or better (or comparably if the rating system is changed) by Moody’s; the long-term debt obligations of which are, as at such date, rated either “A” or better (or comparably if the rating system is changed) by either S&P or Moody’s (“Permitted Banks”);

(e) eurodollar time deposits having a maturity of less than 270 days from the date of acquisition thereof purchased directly from any Permitted Bank;

(f) bankers’ acceptances eligible for rediscount under requirements of the Board of Governors of the Federal Reserve System and accepted by Permitted Banks;

(g) obligations of the type described in clauses (a) through (e) above purchased from a securities dealer designated as a “primary dealer” by the Federal Reserve Bank of New York or from a Permitted Bank as counterparty to a written repurchase agreement obligating such counterparty to repurchase such obligations not later than 14 days after the purchase thereof and which provides that the obligations which are the subject thereof are held for the benefit of the Company or a Restricted Subsidiary by a custodian which is a Permitted Bank and which is not a counterparty to the repurchase agreement in question; and

(h) securities issued by money market mutual funds which (i) comply with the criteria set forth in Rule 2a-7 under the Investment Company Act of 1940, as amended, (ii) are rated “AAA” by S&P and “Aaa” by Moody’s and (iii) have portfolio assets in excess of $500 million.

(2) the acquisition by the Company or any Restricted Subsidiary of Capital Stock or other ownership interests, whether in a single transaction or in a series of related transactions, of a Person located in the United States and engaged in a Related Business such that, upon the completion of such transaction or series of transactions, the Person becomes a Restricted Subsidiary;

(3) the making or ownership by the Company or any Restricted Subsidiary of Investments (in addition to any other Permitted Investments) in any Person incorporated or otherwise formed pursuant to the laws of the United States or any state thereof; provided that the aggregate amount of all such Investments made by the Company and its Restricted Subsidiaries following the Issue Date and outstanding pursuant to this third clause shall not at any date of determination exceed $20 million;

(4) the making or ownership by the Company or any Restricted Subsidiary of Investments:

(a) arising out of loans and advances to employees Incurred in the ordinary course of business;

(b) arising out of extensions of trade credit or advances to third parties in the ordinary course of business; or

(c) acquired by reason of the exercise of customary creditors’ rights upon default or pursuant to the bankruptcy, insolvency or reorganization of a debtor;

(5) the creation or Incurrence of liability by the Company or any Restricted Subsidiary, with respect to any Guarantee constituting an obligation, warranty or indemnity, not guaranteeing Indebtedness of any Person, which is undertaken or made in the ordinary course of business;

(6) the creation or Incurrence of liability by the Company or any Restricted Subsidiary with respect to any hedging agreements or arrangements;

(7) the making by any Restricted Subsidiary of Investments in the Company or another Restricted Subsidiary and the making by the Company of Investments in any Restricted Subsidiary; and

(8) Investments in any Person pursuant to joint venture arrangements, in an aggregate amount not to exceed $10 million outstanding at any one time; provided that such Person is engaged in a Related Business.

“Permitted Liens” means any of the following:

(1) Liens for taxes, assessments or other governmental charges, the payment of which is not yet due or the payment of which is being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and as to which reserves or other appropriate provision, if any, as shall be required by GAAP, shall have been made therefor and be adequate in the good faith judgment of the obligor;

(2) Liens of lessors, landlords and carriers, vendors, warehousemen, mechanics, materialmen, repairmen and other like Liens Incurred in the ordinary course of business for sums not yet due or the payment of which is being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and as to which reserves or other appropriate provisions, if any, as shall be required by GAAP, shall have been made therefor and be adequate in the good faith judgment of the obligor, in each case:

(a) not Incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property; or

(b) Incurred in the ordinary course of business securing the unpaid purchase price of property or services constituting current accounts payable;

(3) Liens, other than any Lien imposed by the Employee Retirement Income Security Act of 1974, as may be amended from time to time, Incurred or deposits made in the ordinary course of business:

(a) in connection with workers’ compensation, unemployment insurance and other types of social security; or

(b) to secure or to obtain letters of credit that secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, performance bonds, purchase, construction or sales contracts and other similar obligations, in each case not Incurred or made in connection with the borrowing of money;

(4) other deposits made to secure liability to insurance carriers under insurance or self-insurance arrangements;

(5) Liens securing reimbursement obligations under letters of credit, provided in each case that such Liens cover only the title documents and related goods and any proceeds thereof covered by the related letter of credit;

(6) any attachment or judgment Lien, unless the judgment it secures shall not, within 60 days after notice of the entry thereof, have been discharged or execution thereof stayed pending appeal or review, or shall not have been discharged within 60 days after expiration of any such stay;

(7) leases or subleases granted to others, easements, rights-of-way, restrictions and other similar charges or encumbrances, which, in each case either are granted, entered into or created in the ordinary course of the business of the Company or any Restricted Subsidiary or do not materially impair the value or intended use of the property covered thereby;

(8) Liens on property or assets of any Restricted Subsidiary securing Indebtedness of the Restricted Subsidiary owing to the Company or a Restricted Subsidiary;

(9) Liens on assets of the Company or any Restricted Subsidiary existing on the Issue Date;

(10) Liens on personal property leased under leases entered into by the Company or its Restricted Subsidiaries which are accounted for as operating leases in accordance with GAAP;

(11) Liens securing Indebtedness Incurred in accordance with:

(a) clauses (4), (5) and (7) of the definition of Permitted Indebtedness; and

(b) Indebtedness otherwise permitted to be Incurred under Section 3.3, to the extent Incurred:

(i) to finance the making of capital expenditures for the improvement or repair (to the extent the improvements and repairs may be capitalized on the books of the Company and the Restricted Subsidiaries in accordance with GAAP) of, or additions including additions by way of acquisitions of businesses and related assets to, the assets and property of the Company and its Restricted Subsidiaries; or

(ii) by assumption in connection with additions including additions by way of acquisition or capital contributions of businesses and related assets to the property and assets of the Company and its Restricted Subsidiaries; provided that, in the case of Indebtedness Incurred in accordance with clauses (b) and (c) above, the principal amount of the Indebtedness does not exceed the lesser of the cost to the Company and its Restricted Subsidiaries of the additional property or assets and the fair market value of the additional property or assets at the time of the acquisition thereof, as determined in good faith by the Board of Directors;

(12) Liens existing on any property of any Person at the time it becomes a Subsidiary of the Company, or existing at the time of acquisition upon any property acquired by the Company or any Subsidiary through purchase, merger or consolidation or otherwise, whether or not assumed by the Company or the Subsidiary, or created to secure Indebtedness Incurred to pay all or any part of the purchase price (a “Purchase Money Lien”) of property including, without limitation, Capital Stock and other securities acquired by the Company or a Restricted Subsidiary; provided that:

(a) the Lien shall be confined solely to the item or items of property and, if required by the terms of the instrument originally creating the Lien, other property which is an improvement to or is acquired for use specifically in connection with the acquired property;

(b) in the case of a Purchase Money Lien, the principal amount of the Indebtedness secured by the Purchase Money Lien shall at no time exceed an amount equal to the lesser of:

(i) the cost to the Company and the Restricted Subsidiaries of the property; and

(ii) the fair market value of the property at the time of the acquisition thereof as determined in good faith by the Board of Directors;

(c) the Purchase Money Lien shall be created not later than 360 days after the acquisition of the property; and

(d) the Lien, other than a Purchase Money Lien, shall not have been created or assumed in contemplation of the Person’s becoming a Subsidiary of the Company or the acquisition of property by the Company or any Subsidiary;

(13) easements, exceptions or reservations in any property of the Company or any Restricted Subsidiary granted or reserved for the purpose of pipelines, roads, the removal of oil, gas, coal or other minerals, and other like purposes, or for the joint or common use of real property, facilities and equipment, which are incidental to, and do not materially interfere with, the ordinary conduct of the business of the Company or any Restricted Subsidiary; and

(14) any Lien renewing, extending or replacing any Lien permitted by clauses (9) through (12) above; provided that, the principal amount of the Indebtedness secured by any such Lien shall not exceed the principal amount of the Indebtedness outstanding immediately prior to the renewal or extension of the Lien, and no assets encumbered by the Lien other than the assets encumbered immediately prior to the renewal or extension shall be encumbered thereby. The foregoing provisions of this clause (14) shall not be interpreted to limit the ability of the Company or any Restricted Subsidiary to Incur additional Indebtedness or grant Liens in respect thereof as contemplated in clause (13) of the definition of Permitted Indebtedness.

“Permitted Refinancing Indebtedness” means Indebtedness Incurred by the Company or any Restricted Subsidiary to substantially concurrently (excluding any notice period on redemptions) repay, refund, renew, replace, extend or refinance, in whole or in part, any Permitted Indebtedness of the Company or any Restricted Subsidiary or any other Indebtedness Incurred by the Company or any Restricted Subsidiary pursuant to Section 3.3, to the extent:

(1) the principal amount of the Permitted Refinancing Indebtedness does not exceed the principal or accreted amount plus the amount of accrued and unpaid interest of the Indebtedness so repaid, refunded, renewed, replaced, extended or refinanced (plus the amount of all expenses and premiums Incurred in connection therewith);

(2) with respect to any repayment, refunding, renewal, replacement, extension or refinancing of the Company’s and its Restricted Subsidiaries’ Indebtedness, the Permitted

Refinancing Indebtedness ranks no more favorably in right of payment with respect to the Notes than the Indebtedness so repaid, refunded, renewed, replaced, extended or refinanced; and

(3) with respect to the repayment, refunding, renewal, replacement, extension or refinancing of the Company’s and its Restricted Subsidiaries’ Indebtedness, the Permitted Refinancing Indebtedness has a Weighted Average Life to Stated Maturity and Stated Maturity equal to, or greater than, and has no fixed mandatory redemption or sinking fund requirement in an amount greater than or at a time prior to the amounts set forth in, the Indebtedness so repaid, refunded, renewed, replaced, extended or refinanced; provided, however, that Permitted Refinancing Indebtedness shall not include Indebtedness Incurred by a Restricted Subsidiary to repay, refund, renew, replace, extend or refinance Indebtedness of the Company.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision hereof or any other entity.

“Preferred Stock” as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of distributions or dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

“Public Equity Offering” means a public offering or private placement of partnership interests (other than interests that are mandatorily redeemable) of:

(a) any entity that directly or indirectly owns equity interests in the Company, to the extent the net proceeds are contributed to the Company;

(b) any Subsidiary of the Company to the extent the net proceeds are distributed, paid, lent or otherwise transferred to the Company that results in the net proceeds to the Company of at least $10 million; or

(c) the Company;

provided that a private placement of partnership interests will not be deemed a Public Equity Offering unless net proceeds of at least $10 million are received.

A “Public Market” exists at any time with respect to the Common Stock of the Company if:

(1)	the Common Stock of the Company is then registered with the SEC pursuant to Section 12(b) or 12(g) of the Exchange Act and traded either on a national securities exchange or in the National Association of Securities Dealers Automated Quotation System; and

(2)	at least 15% of the total issued and outstanding Common Stock of the Company has been and remains distributed prior to such time by means of an effective registration statement under the Securities Act of 1933, as amended.

“Redeemable Capital Stock” means any shares of any class or series of Capital Stock (excluding, but not limited to, the Senior Units and Common Stock issued by the Company), that, either by the terms thereof, by the terms of any security into which it is convertible or exchangeable or by contract or otherwise, is or upon the happening of an event or passage of time would be, required to be redeemed prior to the Stated Maturity of the principal of the Notes or is redeemable at the option of the holder thereof at any time prior to the Stated Maturity of the principal of the Notes, or is convertible into or exchangeable for debt securities at any time prior to the Stated Maturity of the principal of the Notes.

“Redemption Date” means the date selected by the Issuers for the redemption of Securities consistent with the provisions of Exhibits A and B to this Indenture.

“Refinancing Indebtedness” means Indebtedness that is Incurred to refund, refinance, replace, exchange, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) (collectively, “refinance,” “refinances,” and “refinanced” shall have a correlative meaning) any Indebtedness existing on the date of this Indenture or Incurred in compliance with this Indenture (including Indebtedness of the Issuers that refinances Indebtedness of any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness, provided, however, that:

(1)	(a) if the Stated Maturity of the Indebtedness being refinanced is earlier than the Stated Maturity of the Securities, the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being refinanced or (b) if the Stated Maturity of the Indebtedness being refinanced is later than the Stated Maturity of the Securities, the Refinancing Indebtedness has a Stated Maturity at least 91 days later than the Stated Maturity of the Securities;

(2)	the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced;

(3)	such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of (x) the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of Indebtedness being refinanced plus (y) without duplication, any additional Indebtedness Incurred to pay interest or premiums required by the instruments governing such existing Indebtedness and fees, underwriting discounts, commissions and other expenses incurred in connection the issuance of the Refinancing Indebtedness and the repayment of the Indebtedness being refinanced); and

(4)	if the Indebtedness being refinanced is subordinated in right of payment to the Securities, such Refinancing Indebtedness is subordinated in right of payment to the Securities on terms at least as favorable to the Securityholders of Securities as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

“Registration Rights Agreement” means that certain registration rights agreement dated as of the Issue Date by and among the Company and the initial purchasers set forth therein.

“Related Business” means any business which is the same as or related, ancillary or complementary to any of the businesses of the Company on the Issue Date.

“Related Person” with respect to any Permitted Holder means:

(1)	any controlling stockholder or a majority (or more) owned Subsidiary of such Permitted Holder or, in the case of an individual, any spouse or immediate family member of such Permitted Holder, any trust created for the benefit of such individual or such individual’s estate, executor, administrator, committee or beneficiaries; or

(2)	any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding a majority (or more) controlling interest of which consist of such Permitted Holder and/or such other Persons referred to in the immediately preceding clause (1).

“Restricted Subsidiary” means any Subsidiary of the Company other than an Unrestricted Subsidiary.

“Restricted Payment” shall have the meaning assigned to such term in Section 3.4(a).

“Sale and Leaseback Transaction” means any arrangement (other than between the Company and a Restricted Subsidiary or between Restricted Subsidiaries) whereby property has been or will be disposed of by a transferor to another entity with the intent of taking back a lease on the property pursuant to which the rental payments are calculated to amortize the purchase price of the property over its life.

“SEC” means the United States Securities and Exchange Commission.

“Secured Indebtedness” means Indebtedness that is secured by a Lien on the property or assets of the relevant obligor.

“Securities” shall have the meaning assigned to such term in the second introductory paragraph to this Indenture.

“Securityholders” means any holder from time to time of the Securities issued pursuant to this Indenture.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Custodian” means the custodian with respect to the Global Security (as appointed by DTC), or any successor Person thereto and shall initially be the Trustee.

“Senior Units” means the units representing limited partner interests of the Company, having the rights and obligations specified with respect to Senior Subordinated Units of the Company.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” of any Person means any corporation, association, partnership, joint venture, limited liability company or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership and joint venture interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (1) such Person, (2) such Person and one or more Subsidiaries of such Person or (3) one or more Subsidiaries of such Person. Unless otherwise specified herein, each reference to a Subsidiary will refer to a Subsidiary of the Company.

“Termination Capital Transactions” means any sale, transfer or other disposition of property of the Company occurring upon or incident to the liquidation and winding up of the Company.

“TIA” or “Trust Indenture Act” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb), as in effect on the date of this Indenture.

“Trustee” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

“Trust Officer” shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Unrestricted Subsidiary” means any Person that is designated as such by the Board of Directors; provided that no portion of the Indebtedness of such Person:

(1) is Guaranteed by the Company or any Restricted Subsidiary;

(2) is recourse to or obligates the Company or any Restricted Subsidiary in any way; or

(3) subjects any property or assets of the partnership or any Restricted Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof.

Notwithstanding the foregoing, the Company or a Restricted Subsidiary may Guarantee or agree to provide funds for the payment or maintenance of, or otherwise become liable with respect to Indebtedness of an Unrestricted Subsidiary, but only to the extent that the Company or a Restricted Subsidiary would be permitted to:

(1) make an Investment in the Unrestricted Subsidiary pursuant to the third clause of the definition of Permitted Investments; and

(2) Incur the Indebtedness represented by the Guarantee or agreement pursuant to Section 3.3. The Board of Directors may designate an Unrestricted Subsidiary to be a Restricted Subsidiary; provided that immediately after giving effect to the designation there exists no Default or Event of Default, and if the Unrestricted Subsidiary has, as of the date of the designation, outstanding Indebtedness other than Permitted Indebtedness, the Company could Incur at least $1.00 of Indebtedness other than Permitted Indebtedness.

Notwithstanding the foregoing, no Subsidiary may be designated an Unrestricted Subsidiary if the Subsidiary, directly or indirectly, holds Capital Stock of a Restricted Subsidiary.

“U.S. Government Obligations” means securities that are (a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depositary receipt.

“Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled to vote in the election of directors.

“Weighted Average Life to Stated Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1) The sum of the products obtained by multiplying:

(a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by

(b) the number of years, calculated to the nearest one-twelfth, that will elapse between the date and the making of the payment, by

(2) The then outstanding principal amount of the Indebtedness;

provided, however, that with respect to any revolving Indebtedness, the foregoing calculation of Weighted Average Life to Stated Maturity shall be determined based upon the total available commitments and the required reductions of commitments in lieu of the outstanding principal amount and the required payments of principal, respectively.

Section 1.2. Other Definitions.

Term	Defined in Section
“Additional Global Securities”	2.1	(b)
“Agent Members”	2.1	(e)
“Authenticating Agent”	2.2
“Change of Control Offer”	3.9
“Change of Control Payment”	3.9
“Change of Control Payment Date”	3.9
“Corporate Trust Office”	3.14
“covenant defeasance option”	8.1	(b)
“cross acceleration provision”	6.1	(6)(b)
“Defaulted Interest”	2.13
“Excess Proceeds”	3.7	(c)
“Exchange Global Security”	2.1	(b)
“Global Securities”	2.1	(b)
“IAIs”	2.1	(b)
“Institutional Accredited Investor Security”	2.1	(b)
“Institutional Accredited Investor Global Securities”	2.1	(b)
“judgment default provision”	6.1	(8)
“legal defeasance option”	8.1	(b)
“payment default”	6.1	(6)
“Paying Agent”	2.3
“Private Placement Legend”	2.1	(d)
“QIB”	2.1	(b)
“Registrar”	2.3
“Regulation S”	2.1	(d)
“Regulation S Global Security”	2.1	(b)
“Regulation S Legend”	2.1	(d)
“Regulation S Securities”	2.1	(b)
“Resale Restriction Termination Date”	2.6	(a)

“Restricted Payment”	3.4
“Rule 144A”	2.1	(b)
“Rule 144A Global Security”	2.1	(b)
“Rule 144A Securities”	2.1	(b)
“Special Interest Payment Date”	2.13	(a)
“Special Record Date”	2.13	(a)

Section 1.3. Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

“Commission” means the Securities and Exchange Commission.

“indenture securities” means the Securities.

“indenture security holder” means a Securityholder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on this Indenture securities means the Company and any other obligor on this Indenture securities.

All other TIA terms used in this Indenture that are defined by the TIA, defined in the TIA by reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

Section 1.4. Rules of Construction. Unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3) “or” is not exclusive;

(4) “including” means including without limitation;

(5) words in the singular include the plural and words in the plural include the singular;

(6) unsecured Indebtedness shall not be deemed to be subordinate or junior to Secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

(7) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP; and

(8) the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater.

ARTICLE II

THE SECURITIES

Section 2.1. Form, Dating and Terms.

(a) The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is unlimited. The Initial Securities issued on the date hereof will be in an aggregate principal amount of $200,000,000. In addition, the Company may issue, from time to time in accordance with the provisions of this Indenture (including, without limitation, Section 3.3 hereof), Additional Securities and Exchange Securities. Furthermore, Securities may be authenticated and delivered upon registration or transfer, or in lieu of, other Securities pursuant to Sections 2.6, 2.9, 2.11 or 9.5 or in connection with a Change of Control Offer pursuant to Section 3.9.

With respect to any Additional Securities, the Issuers shall set forth in Board Resolutions and Officers’ Certificates, the following information:

(1) the aggregate principal amount of such Additional Securities to be authenticated and delivered pursuant to this Indenture;

(2) the issue price and the issue date of such Additional Securities, including the date from which interest shall accrue; and

(3) whether such Additional Securities shall be Global Securities issued in the form of Exhibit A hereto and/or shall be issued in the form of Exhibit B hereto.

The Initial Securities, the Additional Securities and the Exchange Securities shall be considered collectively as a single class for all purposes of this Indenture. Securityholders of the Initial Securities, the Additional Securities and the Exchange Securities will vote and consent together on all matters to which such Securityholders are entitled to vote or consent as one class, and none of the Securityholders of the Initial Securities, the Additional Securities or the Exchange Securities shall have the right to vote or consent as a separate class on any matter to which such Securityholders are entitled to vote or consent.

(b) The Initial Securities are being offered and sold by the Company pursuant to a Purchase Agreement, dated February 3, 2003, among the Issuers, J.P. Morgan Securities Inc. and the other initial purchasers named therein. The Initial Securities and any Additional Securities (if issued as restricted Global Securities) (the “Additional Global Securities”) will be resold initially only to (A) qualified institutional buyers (as defined in Rule 144A under the Securities Act (“Rule 144A”)) in reliance on Rule 144A (“QIBs”) and (B) Persons other than U.S. Persons (as defined in Regulation S under the Securities Act (“Regulation S”)) in reliance on Regulation S. Such Initial Securities and Additional Global Securities may thereafter be transferred to, among others, QIBs, purchasers in reliance on Regulation S and institutional “accredited investors” (as defined in Rules 501(a)(1), (2), (3) and (7) under the Securities Act) who are not QIBs (“IAIs”) in accordance with Rule 501 of the Securities Act in accordance with the procedure described herein.

Initial Securities and Additional Global Securities offered and sold to qualified institutional buyers in the United States of America in reliance on Rule 144A (the “Rule 144A Securities”) shall be issued in the form of a permanent global Security, without interest coupons, substantially in the form of Exhibit A, which is hereby incorporated by reference and made a part of this Indenture, including appropriate legends as set forth in Section 2.1(d) (the “Rule 144A Global Security”), deposited with the Trustee, as custodian for DTC, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Rule 144A Global Security may be represented by more than one certificate, if so required by DTC’s rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of the Rule 144A Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for DTC or its nominee, as hereinafter provided.

Initial Securities and Additional Securities offered and sold outside the United States of America (the “Regulation S Securities”) in reliance on Regulation S shall be issued in the form of a permanent global Security, without interest coupons, substantially in the form of Exhibit A (the “Regulation S Global Security”) deposited with the Trustee, as custodian for DTC, duly executed by the Issuers and authenticated by the Trustee as hereinafter provided. The Regulation S Global Security may be represented by more than one certificate, if so required by DTC’s rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of the Regulation S Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for DTC or its nominee, as hereinafter provided.

Initial Securities and Additional Securities resold to IAIs (the “Institutional Accredited Investor Securities”) in the United States of America shall be issued in the form of a permanent global Security, without interest coupons, substantially in the form of Exhibit A (the “Institutional Accredited Investor Global Security”) deposited with the Trustee, as custodian for DTC, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Institutional Accredited Investor Global Security may be represented by more than one certificate, if so required by DTC’s rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of the Institutional Accredited Investor Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for DTC or its nominee, as hereinafter provided.

Exchange Securities exchanged for interests in the Rule 144A Securities, the Regulation S Securities and the Institutional Accredited Investor Securities will be issued in the form of a permanent global Security, without interest coupons, substantially in the form of Exhibit B, which is hereby incorporated by reference and made a part of this Indenture, deposited with the Trustee as hereinafter provided, including the appropriate legend set forth in

Section 2.1(d) (the “Exchange Global Security”). The Exchange Global Security may be represented by more than one certificate, if so required by DTC’s rules regarding the maximum principal amount to be represented by a single certificate.

The Rule 144A Global Security, the Regulation S Global Security, the Institutional Accredited Investor Global Security and the Exchange Global Security are sometimes collectively herein referred to as the “Global Securities.”

The principal of (and premium, if any) and interest on the Securities shall be payable at the office or agency of the Issuers maintained for such purpose in The City of New York, or at such other office or agency of the Issuers as may be maintained for such purpose pursuant to Section 2.3; provided, however, that, at the option of the Issuers, each installment of interest may be paid by (i) check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the Note Register or (ii) wire transfer to an account located in the United States maintained by the payee. Payments in respect of Securities represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by DTC.

The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage, in addition to those set forth on Exhibit A and Exhibit B and in Section 2.1(d). The Issuers and the Trustee shall approve the forms of the Securities and any notation, endorsement or legend on them. Each Security shall be dated the date of its authentication. The terms of the Securities set forth in Exhibit A and Exhibit B are part of the terms of this Indenture and, to the extent applicable, the Issuers and the Trustee, by their execution and delivery of this Indenture, expressly agree to be bound by such terms.

(c) Denominations. The Securities shall be issueable only in fully registered form, without coupons, and only in denominations of $1,000 and any integral multiple thereof.

(d) Restrictive Legends. Unless and until (i) the Rule 144A Securities, the Regulation S Securities and the Institutional Accredited Investor Securities are sold under an effective registration statement or (ii) the Rule 144A Securities, the Regulation S Securities and the Institutional Accredited Investor Securities are exchanged for an Exchange Security in connection with an effective registration statement, in each case pursuant to the Registration Rights Agreement or a similar agreement,

(A) the Rule 144A Global Security and the Institutional Accredited Investor Global Security shall bear the following legend (the “Private Placement Legend”) on the face thereof:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH

TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUERS OR ANY AFFILIATE OF THE ISSUERS WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUERS, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUERS’ AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) AND (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

BY ITS ACQUISITION OF THIS SECURITY THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (I) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE AND HOLD THIS SECURITY CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OF PLANS, INDIVIDUAL RETIREMENT ACCOUNTS OR OTHER ARRANGEMENTS THAT ARE SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR PROVISIONS UNDER ANY FEDERAL,

STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR OF AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF SUCH PLANS, ACCOUNTS OR ARRANGEMENTS, OR (II) THE PURCHASE AND HOLDING OF THIS SECURITY WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.”

(B) the Regulation S Global Security shall bear the following legend (the “Regulation S Legend”) on the face thereof:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT (“REGULATION S”), (2) BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUERS OR ANY AFFILIATE OF THE ISSUERS WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUERS, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S, (E) TO AN INSTITUTIONAL ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE

ISSUERS’ AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM AND IN THE CASE OF THE FOREGOING CLAUSE (E), A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE ISSUERS AND THE TRUSTEE. THIS LEGEND WILL BE REMOVED AFTER 40 CONSECUTIVE DAYS BEGINNING ON AND INCLUDING THE LATER OF (A) THE DAY ON WHICH THE SECURITIES ARE OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN REGULATION S) AND (B) THE DATE OF THE CLOSING OF THE ORIGINAL OFFERING. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.”

(C) The Global Securities, whether or not an Initial Security, shall bear the following legend on the face thereof:

“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THIS INDENTURE REFERRED TO ON THE REVERSE HEREOF.”

(e) Book-Entry Provisions.

(i)	This Section 2. 1(e) shall apply only to Global Securities deposited with the Trustee, as custodian for DTC.

(ii)	Each Global Security initially shall (x) be registered in the name of DTC for such Global Security or the nominee of DTC, (y) be delivered to the

Trustee as custodian for DTC and (z) bear legends as set forth in Section 2.1(d).

(iii)	Members of, or participants in, DTC (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by DTC or by the Trustee as the custodian of DTC or under such Global Security, and DTC may be treated by the Issuers, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuers, the Trustee or any agent of the Issuers or the Trustee from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its Agent Members, the operation of customary practices of DTC governing the exercise of the rights of a Securityholder of a beneficial interest in any Global Security.

(iv)	In connection with any transfer of a portion of the beneficial interest in a Global Security pursuant to subsection (f) of this Section 2.1 to beneficial owners who are required to hold Definitive Securities, the Securities Custodian shall reflect on its books and records the date and a decrease in the principal amount of such Global Security in an amount equal to the principal amount of the beneficial interest in the Global Security to be transferred, and the Issuers shall execute, and the Trustee shall authenticate and deliver, one or more Definitive Securities of like tenor and amount.

(v)	In connection with the transfer of an entire Global Security to beneficial owners pursuant to subsection (f) of this Section 2.1, such Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Issuers shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by DTC in exchange for its beneficial interest in such Global Security, an equal aggregate principal amount of Definitive Securities of authorized denominations.

(vi)	The registered Securityholder of a Global Security may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Securityholder is entitled to take under this Indenture or the Securities.

(f) Definitive Securities. (i) Except as provided below, owners of beneficial interests in Global Securities will not be entitled to receive Definitive Securities. If required to do so pursuant to any applicable law or regulation, beneficial owners may obtain Definitive Securities in exchange for their beneficial interests in a Global Security upon written request in accordance with DTC’s and the Registrar’s procedures. In addition, Definitive Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in a Global

Security if (a) DTC notifies the Issuers that it is unwilling or unable to continue as depositary for such Global Security or DTC ceases to be a clearing agency registered under the Exchange Act, at a time when DTC is required to be so registered in order to act as depositary, and in each case a successor depositary is not appointed by the Issuers within 90 days of such notice or, (b) the Company executes and delivers to the Trustee and Registrar an Officers’ Certificate stating that such Global Security shall be so exchangeable or (c) an Event of Default has occurred and is continuing and the Registrar has received a request from DTC.

(ii)	Any Definitive Security delivered in exchange for an interest in a Global Security pursuant to Section 2.1(e)(iv) or (v) shall, except as otherwise provided by Section 2.6(c), bear the applicable legend regarding transfer restrictions applicable to the Definitive Security set forth in Section 2.1(d).

(iii)	In connection with the exchange of a portion of a Definitive Security for a beneficial interest in a Global Security, the Trustee shall cancel such Definitive Security, and the Issuers shall execute, and the Trustee shall authenticate and deliver, to the transferring Securityholder a new Definitive Security representing the principal amount not so transferred.

SECTION 2.2.    Execution and Authentication. One Officer of each of the Issuers shall sign the Securities for the Issuers by manual or facsimile signature. If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless, after giving effect to any exchange of Initial Securities for Exchange Securities.

A Security shall not be valid until an authorized signatory of the Trustee manually authenticates the Security. The signature of the Trustee on a Security shall be conclusive evidence that such Security has been duly and validly authenticated and issued under this Indenture. A Security shall be dated the date of its authentication.

At any time and from time to time after the execution and delivery of this Indenture, the Trustee shall authenticate and make available for delivery: (1) Initial Securities for original issue on the Issue Date in an aggregate principal amount of $200,000,000, (2) Additional Securities for original issue and (3) Exchange Securities for issue only in an Exchange Offer pursuant to the Registration Rights Agreement, and only in exchange for Initial Securities or Additional Securities of an equal principal amount, in each case upon a written order of the Issuers signed by two Officers of each of the Issuers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of each of the Issuers (the “Issuers’ Order”). Such Issuers’ Order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and whether the Securities are to be Initial Securities, Additional Securities or Exchange Securities.

The Trustee may appoint an agent (the “Authenticating Agent”) reasonably acceptable to the Issuers to authenticate the Securities. Unless limited by the terms of such appointment, any such Authenticating Agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by the Authenticating Agent.

In case any Issuer, pursuant to Article IV, shall be consolidated or merged with or into any other Person or shall convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which any Issuer shall have been merged, or the Person which shall have received a conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article IV, any of the Securities authenticated or delivered prior to such consolidation, merger, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Securities executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Securities surrendered for such exchange and of like principal amount; and the Trustee, upon Issuers’ Order of the successor Person, shall authenticate and deliver Securities as specified in such order for the purpose of such exchange. If Securities shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section 2.2 in exchange or substitution for or upon registration of transfer of any Securities, such successor Person, at the option of the Securityholders but without expense to them, shall provide for the exchange of all Securities at the time outstanding for Securities authenticated and delivered in such new name.

Section 2.3. Registrar and Paying Agent. The Issuers shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency where Securities may be presented for payment (the “Paying Agent”). The Registrar shall keep a register of the Securities and of their transfer and exchange (the “Note Register”). The Issuers may have one or more co-registrars and one or more additional paying agents. The term “Paying Agent” includes any additional paying agent.

The Issuers shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Issuers shall notify the Trustee of the name and address of each such agent. If the Issuers fail to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.7. The Issuers or any of their Restricted Subsidiaries may act as Paying Agent, Registrar, co-registrar or transfer agent.

The Issuers initially appoint the Trustee as Registrar and Paying Agent for the Securities.

Section 2.4. Paying Agent to Hold Money in Trust. By no later than 10:00 a.m. (New York City time) on the date on which any principal of or interest on any Security is due and payable, the Issuers shall deposit with the Paying Agent a sum sufficient in immediately available funds to pay such principal or interest when due. The Issuers shall require each Paying Agent (other than the Trustee) to agree in writing that such Paying Agent shall hold in trust for the benefit the Securityholders or the Trustee all money held by such Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee in writing of any default by any of the Issuers in making any such payment. If either Issuer or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Issuers at any time may require a Paying Agent (other than the Trustee) to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent.

Upon complying with this Section, the Paying Agent (if other than any Issuer or a Subsidiary) shall have no further liability for the money delivered to the Trustee. Upon any bankruptcy, reorganization or similar proceeding with respect to each Issuer, the Trustee shall serve as Paying Agent for the Securities.

SECTION 2.5. Securityholder Lists.  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, or to the extent otherwise required under the TIA, the Issuers shall furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

SECTION 2.6. Transfer and Exchange.

(a) The following provisions shall apply with respect to any proposed transfer of a Rule 144A Security or an Institutional Accredited Investor Security prior to the date which is two years after the later of the date of its original issue and the last date on which the Issuers or any affiliate of the Company was the owner of such Securities (or any predecessor thereto) (the “Resale Restriction Termination Date”):

(i) a transfer of a Rule 144A Security or an Institutional Accredited Investor Security or a beneficial interest therein to a QIB shall be made upon the representation of the transferee in the form as set forth on the reverse of the Security that it is purchasing for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuers as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A;

(ii) a transfer of a Rule 144A Security or an Institutional Accredited Investor Security or a beneficial interest therein to an IAI shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Section 2.7 from the proposed transferee and, if requested by the Issuers or the Trustee, the delivery of an opinion of counsel, certification and/or other information satisfactory to each of them; and

(iii) a transfer of a Rule 144A Security or an Institutional Accredited Investor Security or a beneficial interest therein to a Non-U.S. Person shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Section 2.8 from the proposed transferee and, if requested by the Issuers or the Trustee, the delivery of an opinion of counsel, certification and/or other information satisfactory to each of them.

(b) The following provisions shall apply with respect to any proposed transfer of a Regulation S Security prior to the expiration of the Restricted Period:

(i) a transfer of a Regulation S Security or a beneficial interest therein to a QIB shall be made upon the representation of the transferee, in the form of assignment on the reverse of the certificate, that it is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuers as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A;

(ii) a transfer of a Regulation S Security or a beneficial interest therein to an IAI shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Section 2.7 from the proposed transferee and, if requested by the Issuers or the Trustee, the delivery of an opinion of counsel, certification and/or other information satisfactory to each of them; and

(iii) a transfer of a Regulation S Security or a beneficial interest therein to a Non-U.S. Person shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Section 2.8 hereof from the proposed transferee and, if requested by the Issuers or the Trustee, receipt by the Trustee or its agent of an opinion of counsel, certification and/or other information satisfactory to each of them.

After the expiration of the Restricted Period, interests in the Regulation S Security may be transferred without requiring the certification set forth in Section 2.7, Section 2.8 or any additional certification.

(c) Restricted Global Securities Legend. Upon the transfer, exchange or replacement of Securities not bearing a restricted Global Securities Legend, the Registrar shall deliver Securities that do not bear a restricted Global Securities Legend. Upon the transfer, exchange or replacement of Securities bearing a restricted Global Securities Legend, the Registrar shall deliver only Securities that bear a restricted Global Securities Legend unless there is delivered to the Registrar an Opinion of Counsel to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

(d) The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.1 or this Section 2.6. The Issuers shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable prior written notice to the Registrar.

(e) Obligations with Respect to Transfers and Exchanges of Securities.

(i) To permit registrations of transfers and exchanges, the Issuers shall, subject to the other terms and conditions of this Article II, execute and the Trustee shall authenticate Definitive Securities and Global Securities at the Registrar’s or co-registrar’s request.

(ii) No service charge shall be made to a Securityholder for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charges payable upon exchange or transfer pursuant to Sections 3.7, 3.9 or 9.5).

(iii) The Registrar or co-registrar shall not be required to register the transfer of or exchange of any Security for a period beginning (1) 15 days before the mailing of a notice of an offer to repurchase or redeem Securities and ending at the close of business on the day of such mailing or (2) 15 days before an interest payment date and ending on such interest payment date.

(iv) Prior to the due presentation for registration of transfer of any Security, the Issuers, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Issuers, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

(v) Any Definitive Security delivered in exchange for an interest in a Global Security pursuant to Section 2.1(e) shall, except as otherwise provided by Section 2.6(c), bear the applicable legend regarding transfer restrictions applicable to the Definitive Security set forth in Section 2.1(d).

(vi) All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

(f) No Obligation of the Trustee.

(i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in, DTC or other Person with respect to the accuracy of the records of DTC or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than DTC) of any notice (including any notice of redemption) or the payment of any amount or delivery of any Securities (or other security or property) under or with respect to such Securities. All notices and communications to be given to the Securityholders and all payments to be made to Securityholders in respect of the Securities shall be given or made only to or upon the order of the registered Securityholders (which shall be DTC or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through DTC subject to the applicable rules and procedures of DTC. The Trustee may rely and shall be fully protected in relying upon information furnished by DTC with respect to its members, participants and any beneficial owners.

(ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among DTC participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

SECTION 2.7.    Form of Certificate to be Delivered in Connection with Transfers to IAIs.

[Date]

Star Gas Partners, L.P.

Star Gas Finance Company

c/o Union Bank of California, N.A.

[Address]

[Address]

[Address]

Ladies and Gentlemen:

This certificate is delivered to request a transfer of $             principal amount of the 10¼% Senior Notes due 2013 (the “Securities”) of Star Gas Partners, L.P. and Star Gas Finance Company (together, the “Issuers”).

Upon transfer, the Securities would be registered in the name of the new beneficial owner as follows:

Name:

Address:

Taxpayer ID Number:

The undersigned represents and warrants to you that:

1.    We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”)) purchasing for our own account or for the account of such an institutional “accredited investor” at least $250,000 principal amount of the Securities, and we are acquiring the Securities not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risk of our investment in the Securities and we invest in or purchase securities similar to the Securities in the normal course of our business. We and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

2.    We understand that the Securities have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Securities to offer, sell or otherwise transfer such Securities prior to the date that is two years after the later of the date of original issue and the last date on which the Issuers or any affiliate of the Issuers was the owner of such Securities (or any predecessor thereto) (the “Resale Restriction Termination Date”) only (a) to the Issuers, (b) pursuant to a registration statement which has been declared effective under the Securities Act, (c) in a transaction complying with the requirements of Rule 144A under the Securities Act, to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a “QIB”) that purchases for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (e) to an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is purchasing for its own account or for the account of such an institutional “accredited investor,” in each case in a minimum principal amount of Securities of $250,000 or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Securities is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Issuers and the Trustee, which shall provide, among other things, that the transferee is an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act) and that it is acquiring such Securities for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Issuers and the Trustee reserve the right prior to any offer, sale or other transfer prior to the Resale Termination Date of the Securities pursuant to clauses (d), (e) or (f) above to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Issuers and the Trustee.

TRANSFEREE:

BY:

Section 2.8. Form of Certificate to be Delivered in Connection with Transfers Pursuant to Regulation S.

[Date]

Star Gas Partners, L.P.

Star Gas Finance Company

c/o Union Bank of California, N.A.

[Address]

[Address]

[Address]

Re:	Star Gas Partners, L.P. Star Gas Finance Company 10¼% Senior Notes due 2013 (the “Securities”)

Ladies and Gentlemen:

In connection with our proposed sale of $             aggregate principal amount of the Securities, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:

(a)    the offer of the Securities was not made to a person in the United States;

(b)    either (i) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (ii) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

(c)    no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

(d)    the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

In addition, if the sale is made during a restricted period and the provisions of Rule 903(c)(3) or Rule 904(c)(1) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 903(c)(3) or Rule 904(c)(1), as the case may be.

You and the Issuers are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours,

[Name of Transferor]

By:

Authorized Signature

Section 2.9. Mutilated, Destroyed, Lost or Stolen Securities. If a mutilated Security is surrendered to the Registrar or if the Securityholder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Issuers shall issue and the Trustee shall authenticate a replacement Security if the requirements of Section 8-405 of the Uniform Commercial Code are met, such that the Securityholder (a) satisfies the Issuers or the Trustee within a reasonable time after such Securityholder has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (b) makes such request to the Issuers or the Trustee prior to the Security being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a “protected purchaser”) and (c) satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Securityholder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Issuers, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Security is replaced, and, in the absence of notice to the Issuers or the Trustee that such Security has been acquired by a bona fide purchaser, the Issuers shall execute and upon Issuers’ Order the Trustee shall authenticate and make available for delivery, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Issuers in their discretion may, instead of issuing a new Security, pay such Security.

Upon the issuance of any new Security under this Section, the Issuers may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) in connection therewith.

Every new Security issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Issuers (if applicable) and any other obligor upon the Securities, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 2.10. Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Security ceases to be outstanding in the event the Issuers or a Subsidiary of the Issuers holds the Security, provided, however, that (i) for purposes of determining which are outstanding for consent or voting purposes hereunder, the provisions of Section 10.6 shall apply and (ii) in determining whether the Trustee shall be protected in making a determination whether the Securityholders of the requisite principal amount of outstanding Securities are present at a meeting of Securityholders of Securities for quorum purposes or have consented to or voted in favor of any request, demand, authorization, direction, notice, consent, waiver, amendment or modification hereunder, or relying upon any such quorum, consent or vote, only Securities which a Trust Officer of the Trustee actually knows to be held by the Issuers or an Affiliate of the Issuers shall not be considered outstanding.

If a Security is replaced pursuant to Section 2.9, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.

If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

Section 2.11. Temporary Securities. In the event that Definitive Securities are to be issued under the terms of this Indenture, until such Definitive Securities are ready for delivery, the Issuers may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of Definitive Securities but may have variations that the Issuers consider appropriate for temporary Securities. Without unreasonable delay, the Issuers shall prepare and the Trustee shall authenticate Definitive Securities. After the preparation of Definitive Securities, the temporary Securities shall be exchangeable for Definitive Securities upon surrender of the temporary Securities at any office or agency maintained by the Issuers for that purpose and such exchange shall be without charge to the Securityholder. Upon surrender for cancellation of any one or more temporary Securities, the Issuers shall execute, and the Trustee shall authenticate and make available for delivery in exchange therefor, one or more Definitive Securities representing an equal principal amount of Securities. Until so exchanged, the Securityholder of temporary Securities shall in all respects be entitled to the same benefits under this Indenture as a Securityholder of Definitive Securities.

Section 2.12. Cancellation. The Issuers at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment or cancellation and destroy such Securities in accordance with its internal policies including delivery of a certificate (a “Certificate of Destruction”) describing such Securities disposed (subject to the record retention requirements of the Exchange Act). The Issuers may not issue new Securities to replace Securities it has paid or delivered to the Trustee for cancellation for any reason other than in connection with a transfer or exchange.

Section 2.13. Payment of Interest; Defaulted Interest. Interest on any Security which is payable, and is punctually paid or duly provided for, on any interest payment date shall be paid to the Person in whose name such Security (or one or more predecessor Securities) is registered at the close of business on the regular record date for such interest at the office or agency of the Issuers maintained for such purpose pursuant to Section 2.3.

Any interest on any Security which is payable, but is not paid when the same becomes due and payable and such nonpayment continues for a period of 30 days shall forthwith cease to be payable to the Securityholder on the regular record date by virtue of having been such Securityholder, and such defaulted interest and (to the extent lawful) interest on such defaulted interest at the rate borne by the Securities (such defaulted interest and interest thereon herein collectively called “Defaulted Interest”) shall be paid by the Issuers, at its election in each case, as provided in clause (a) or (b) below:

(a) The Issuers may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective predecessor Securities) are registered at the close of business on a Special Record Date (as defined below) for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Issuers shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date (not less than 30 days after such notice) of the proposed payment (the “Special Interest Payment Date”), and at the same time the Issuers shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a record date (the “Special Record Date”) for the payment of such Defaulted Interest, which date shall be not more than 15 days and not less than 10 days prior to the Special Interest Payment Date and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Issuers of such Special Record Date, and in the name and at the expense of the Issuers, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Interest Payment Date therefor to be given in the manner provided for in Section 10.2, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Interest Payment Date therefor having been so given, such Defaulted Interest shall be paid on the Special Interest Payment Date to the Persons in whose names the Securities (or their respective predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

(b) The Issuers may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Issuers to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of, transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

Section 2.14. Computation of Interest. Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.

Section 2.15. CUSIP Numbers. The Issuers in issuing the Securities may use “CUSIP” numbers (if then generally in use) and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Securityholders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such CUSIP numbers. The Issuers shall promptly notify the Trustee in writing of any change in the CUSIP numbers.

ARTICLE III

COVENANTS

Section 3.1. Payment of Securities. The Issuers shall promptly pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest shall be considered paid on the date due to the extent on such date the Trustee or the Paying Agent holds in accordance with this Indenture immediately available funds sufficient to pay all principal and interest then due.

The Issuers shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

Notwithstanding anything to the contrary contained in this Indenture, the Issuers may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal or interest payments hereunder.

Section 3.2. SEC Reports. Notwithstanding that the Issuers may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, to the extent permitted by the Exchange Act, the Company shall file with the Commission, and make available to the Trustee and the registered Securityholders of the Securities, all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K, and any successor or substitute forms thereto, if the Issuers were required to file reports on such forms, including a Management’s Discussion and Analysis of Financial Condition and Results of Operations, and all current reports that are required to be filed with the Commission on Form 8-K, and any successor or substitute form thereto, if the Issuers were required to file such reports on such form, and proxy statements if the Issuers were required to file proxy statements, and any other reports required to be filed pursuant to Sections 13 and 15(d) of the Exchange Act, in each case, within the time periods specified therein. In the event that the Issuers are not permitted to file such reports, documents and information with the Commission pursuant to the Exchange Act, the Issuers will nevertheless provide such Exchange Act information to the Trustee and, upon request, to the Securityholders of the Securities as if the Issuers were subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act within the time periods specified therein.

Section 3.3. Incurrence of Indebtedness and Issuance of Preferred Stock. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, Incur, issue, assume, guarantee or in any manner become directly or indirectly liable, contingently or otherwise, for the payment, in each case, to Incur, any Indebtedness, unless at the time of the Incurrence and after giving pro forma effect to the receipt and application of the proceeds of the Indebtedness, the Consolidated Fixed Charge Coverage Ratio of the Company is greater than 2.00 to 1.00; provided that the foregoing restrictions will not prohibit the Incurrence by the Company and its Restricted Subsidiaries of Permitted Indebtedness.

Section 3.4. Limitation on Restricted Payments.

(a) The Company will not, and will not permit any of its Restricted Subsidiaries, directly or indirectly, to (all such payments and other actions set forth in the following clauses (1) through (4) are collectively the “Restricted Payments”):

(1) declare or pay any dividend or any other distribution or payment on or with respect to Capital Stock of the Company or any of its Restricted Subsidiaries or any payment made to the direct or indirect holders, in their capacities as such, of Capital Stock of the Company or any of its Restricted Subsidiaries, other than (a) dividends or distributions payable solely in Capital Stock of the Company (including Common Stock or Senior Units, but excluding Redeemable Capital Stock), or in options, warrants or other rights to purchase Capital Stock of the Company (including Common Stock or Senior Units, but excluding Redeemable Capital Stock); (b) dividends or other distributions to the extent declared or paid to the Company or any Restricted Subsidiary of the Company; or (c) dividends or other distributions by any Restricted Subsidiary of the Company to all holders of Capital Stock of that Restricted Subsidiary on a pro rata basis;

(2) purchase, redeem, defease or otherwise acquire or retire for value any Capital Stock of the Company or any of its Restricted Subsidiaries, other than any Capital Stock owned by a Restricted Subsidiary;

(3) make any principal payment on, or purchase, defease, repurchase, redeem or otherwise acquire or retire for value, prior to any scheduled maturity, scheduled repayment, scheduled sinking fund payment or other Stated Maturity, any subordinated Indebtedness of the Company, other than any such Indebtedness owed by the Company or a Restricted Subsidiary; or

(4) make any investment, other than a Permitted Investment, in any entity,

unless, at the time of and after giving effect to the proposed Restricted Payment,

(i) no Default or Event of Default shall have occurred and be continuing, and

(ii) the Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and its Restricted Subsidiaries during the fiscal quarter during which the Restricted Payment is made, will not exceed:

(A) if the Consolidated Fixed Charge Coverage Ratio of the Company is greater than 1.75 to 1.00, an amount equal to Available Cash for the immediately preceding fiscal quarter; or

(B) if the Consolidated Fixed Charge Coverage Ratio of the Company is equal to or less than 1.75 to 1.00, an amount equal to the sum of $15 million, less the aggregate amount of all Restricted Payments made by the Company and its Restricted Subsidiaries in accordance with this clause during the period ending on the last day of the fiscal quarter of the Company immediately preceding the date of the Restricted Payment and beginning on the Issue Date plus the aggregate net cash proceeds of capital contributions to the Company from any Person other than a Restricted Subsidiary of the Company, or issuance and sale of shares of Capital Stock, other than Redeemable Capital Stock, of the Company to any entity other than to a Restricted Subsidiary of the Company, in any case made during the period ending on the last day of the fiscal quarter of the Company immediately preceding the date of the Restricted Payment and beginning on the Issue Date.

(b) The foregoing provisions of this Section 3.4 will not prohibit:

(1) the payment of any dividend or distribution within 60 days after the date of its declaration if, at the date of declaration, the payment would be permitted as summarized above;

(2) the redemption, repurchase or other acquisition or retirement of any shares of any class of Capital Stock of the Company or any Restricted Subsidiary of the Company in exchange for, or out of the net cash proceeds of, a substantially concurrent capital contribution to the Company from any entity other than a Restricted Subsidiary of the Company; or issuance and sale of other Capital Stock, other than Redeemable Capital Stock, of the Company to any entity other than to a Restricted Subsidiary of the Company; provided, however, that the amount of any net cash proceeds that are utilized for any redemption, repurchase or other acquisition or retirement will be excluded from the calculation of Available Cash;

(3) the repurchase of any Common Stock or the payment of any dividend or distribution under any employment agreement, stock or unit option agreement, or restricted stock agreement not to exceed $1 million in any calendar year and not to exceed $5 million in the aggregate amount since the Issue Date; or

(4) any redemption, repurchase or other acquisition or retirement of subordinated Indebtedness of the Company in exchange for, or out of the net cash proceeds of, a substantially concurrent capital contribution to the Company from any entity other than a Restricted Subsidiary of the Company; or issuance and sale of Indebtedness of the Company issued to any entity other than a Restricted Subsidiary or the Company, so long as the Indebtedness is Permitted Refinancing Indebtedness; provided, however, that the amount of any net cash proceeds that are utilized for any redemption, repurchase or other acquisition or retirement will be excluded from the calculation of Available Cash;

provided that, in each case set forth above, in computing the amount of Restricted Payments previously made for purposes of the Restricted Payments test above, Restricted Payments made under clauses (1) and (3) above will be included and Restricted Payments made under clauses (2) and (4) above shall not be so included. The amount of all Restricted Payments (other than cash) will be the fair market value on the date of the Restricted Payment of the assets proposed to be transferred by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.

Section 3.5. Limitation on Liens. The Company will not, and will not permit any of its Restricted Subsidiaries to, Incur any Liens, unless the Lien is a Permitted Lien or the Notes are directly secured equally and ratably with the obligation or liability secured by such Lien.

Section 3.6. Limitation on Distributions from Restricted Subsidiaries. (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (all such restrictions and other actions set forth in the following clauses (1) through (5) being collectively referred to as the “Payment Restrictions”):

(1) pay dividends, in cash or otherwise, or make any other distributions on or with respect to its Capital Stock or any other interest or participation in, or measured by, its profits;

(2) pay any Indebtedness owed to the Company or any other Restricted Subsidiary;

(3) make loans or advances to, or any investment in, the Company or any other Restricted Subsidiary;

(4) transfer any of its properties or assets to the Company or any other Restricted Subsidiary; or

(5) Guarantee any Indebtedness of the Company or any other Restricted Subsidiary.

(b) The provisions of Section 3.6(a) will not apply to encumbrances or restrictions existing under or by reason of:

(1) applicable law;

(2) any agreement in effect at the Issue Date or any agreement relating to any Indebtedness permitted to be Incurred under this Indenture (including agreements or instruments evidencing Indebtedness Incurred after the Issue Date);

(3) customary non-assignment provisions of any contract or any lease governing a leasehold interest of the Company or any Restricted Subsidiary;

(4) specific purchase money obligations or Capital Leases for property subject to such obligations;

(5) any agreement of an entity (or any it its Restricted Subsidiaries) acquired by the Company or any Restricted Subsidiary, in existence at the time of the acquisition but not created in contemplation of the acquisition, which encumbrance or restriction is not applicable to any third party other than the entity; or

(6) provisions contained in instruments relating to Indebtedness which prohibit the transfer of all or substantially all of the assets of the obligor of the Indebtedness unless the transferee shall assume the obligations of the obligor under the agreement or instrument.

Section 3.7. Limitation on Asset Sales. (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, undertake an Asset Sale unless:

(1) the Company or its Restricted Subsidiary, as the case may be, receives consideration at the time of the Asset Sale at least equal to the fair market value, as determined in good faith by the Board of Directors, of the assets sold or otherwise disposed of; and

(2) at least 80% of the consideration received by the Company or the Restricted Subsidiary is in the form of cash.

(b) For purposes of determining the amount of cash received in an Asset Sale, the following will be deemed to be cash:

(1) the amount of any liabilities on the Company’s or any Restricted Subsidiary’s balance sheet that are assumed by the transferee of the assets; and

(2) the amount of any notes or other obligations received by the Company or the Restricted Subsidiary from the transferee that is converted within 180 days by the Company or the Restricted Subsidiary into cash, to the extent of the cash received.

(c) The 80% limitation set forth in Section 3.7(a)(2) will not apply to any Asset Sale in which the cash portion of the consideration received is equal to or greater than the after-tax proceeds would have been had the Asset Sale complied with such limitation.

(d) If the Company or any of its Restricted Subsidiaries receives Net Proceeds exceeding $10 million from one or more Asset Sales in any fiscal year, then within 360 days after the date the aggregate amount of Net Proceeds exceeds $10 million, the Company must apply the amount of such Net Proceeds, to the extent not already so applied, either (i) to reduce Indebtedness of the Company or any Restricted Subsidiary, with a permanent reduction of availability, in the case of revolving Indebtedness, or (ii) to make an investment in assets or capital expenditures useful to the Company’s or any of its Subsidiaries’ business as in effect on the Issue Date or any Related Business. Any Net Proceeds that are not applied or invested as set forth above, will be considered “Excess Proceeds”.

(e) If the aggregate amount of Excess Proceeds exceeds $10 million, within 360 days the Issuers will make an offer to all Securityholders to purchase for cash that number of Notes that may be purchased out of the Excess Proceeds at a purchase price equal to 100% of the principal amount of the Notes plus accrued and unpaid interest to the date of purchase pursuant to the procedures set forth in the terms of this Indenture and in compliance with the requirements of Rule 14e-l under the Exchange Act and any other applicable securities laws notwithstanding any provision of this Indenture to the contrary.

(f) To the extent that the aggregate amount of Notes tendered in response to any such purchase offer is less than the Excess Proceeds, the Company or any Restricted Subsidiary may use such deficiency for general business purposes. If the aggregate principal amount of Notes surrendered by the Securityholders exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased in accordance with the procedures for selection and notice of redemption set forth herein. Notwithstanding the foregoing, if the Issuers make this purchase offer at any time when the Issuers have securities outstanding ranking equally in right of payment with the Notes and the terms of those securities provide that a similar offer must be made with respect to those other securities, then the Issuers’ offer to purchase the Notes will be made concurrently with the other offers, and securities of each issue will be accepted on a pro rata basis in proportion to the aggregate principal amount of securities of each issue which their holders elect to have purchased. Upon completion of the offer to the Securityholders, the amount of Excess Proceeds will be reset at zero.

Section 3.8. Limitation on Affiliate Transactions. (a)The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions, including the sale, transfer, disposition, purchase, exchange or lease of assets, property or services, other than as provided for in the Company’s partnership agreement, with, or for the benefit of any Affiliates of the Company unless:

(1) the transaction or series of related transactions are between the Company and its Restricted Subsidiaries or between two Restricted Subsidiaries; or

(2) the transaction or series of related transactions are on terms that are no less favorable to the Company or the Restricted Subsidiary, as the case may be, than those which would have been obtained in a comparable transaction at such time from an entity that is not an Affiliate of the Company or Restricted Subsidiary, and, with respect to transaction(s) involving aggregate payments or value equal to or greater than $5 million, the Company shall have delivered an Officers’ Certificate to the Trustee certifying that the transaction(s) is on terms that are no less favorable to the Company or the Restricted Subsidiary than those which would have been obtained from an entity that is not an

Affiliate of the Company or Restricted Subsidiary and has been approved by a majority of the Board of Directors, including a majority of the disinterested directors.

(b) The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 3.8(a) or otherwise be restricted by this Indenture or the Notes:

(1) any employment agreement, stock option agreement, restricted stock agreement, employee stock ownership plan related agreements, or similar agreement and arrangements, or synthetic leases, in the ordinary course of business;

(2) transactions permitted by Section 4.07 hereof;

(3) transactions in the ordinary course of business in connection with reinsuring the self-insurance programs or other similar forms of retained insurance risks of the retail propane business operated by the Company, its Subsidiaries and Affiliates;

(4) any affiliate trading transactions done in the ordinary course of business; and

(5) any transaction that is a Flow-Through Acquisition.

Section 3.9. Offer to Repurchase Upon Change of Control.

(a) Upon the occurrence of a Change of Control, the Issuers will make an offer (a “Change of Control Offer”) to each Securityholder to repurchase, in cash, all or any part (equal to $1,000 or an integral multiple of $1,000) of that Securityholder at a purchase price equal to 101% of the aggregate principal amount of the Notes or portion of Notes validly tendered for payment thereof plus accrued and unpaid interest on the Notes repurchased, if any, to the date of purchase (the “Change of Control Payment”). Within 30 days following any Change of Control, the Issuers will mail a notice to each Securityholder describing the transaction or transactions that constitute the Change of Control and stating:

(1) that the Change of Control Offer is being made pursuant to this Section 3.9 and that all Notes tendered will be accepted for payment;

(2) the purchase price and the purchase date, which shall be no later than 30 Business Days from the date such notice is mailed (the “Change of Control Payment Date”);

(3) that any Note not tendered will continue to accrue interest;

(4) that, unless the Issuers default in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;

(5) that Securityholders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled

“Option of Securityholder to Elect Purchase” on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6) that Securityholders will be entitled to withdraw any election to have their Notes purchased if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Securityholder, the principal amount of Notes delivered for purchase, and a statement that such Securityholder is withdrawing his election to have the Notes purchased; and

(7) that Securityholders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof.

The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change in Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under the applicable provisions of this Indenture by virtue of such conflict.

(b) On the Change of Control Payment Date, the Issuers will, to the extent lawful:

(1) accept for payment all Notes or portions thereof properly tendered in accordance with the Change of Control Offer;

(2) deposit an amount equal to the Change of Control Payment for the Notes with the Paying Agent in respect of all Notes or portion of Notes properly tendered; and

(3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being tendered to the Issuers.

The Paying Agent will promptly mail to each Securityholder properly tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Securityholder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note will be in a principal amount of $1,000 or an integral multiple thereof. The Issuers will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

If the Change of Control Payment Date is on or after an interest record date, and on or before the related interest payment date, any accrued and unpaid interest, if any, will be paid to the Person in whose a Security is registered at the close business on such record date, and no additional interest will be payable to Securityholders who tender pursuant to the Change of Control Offer.

Prior to mailing a Change of Control Offer, and as a condition to such mailing, (i) the requisite holders of each issue of Indebtedness issued under an indenture or other agreement that may be violated by such payment shall have consented to such Change of Control Offer being made and waived the event of default, if any, caused by the Change of Control or (ii) the Company will repay all outstanding Indebtedness issued under an indenture or other agreement that may be violated by a payment to the Securityholders under a Change of Control Offer or the Company must offer to repay all Indebtedness and make payment to the holders of such Indebtedness that accepts such offer and obtain waivers of any event of default from the remaining holders of such Indebtedness. The Issuers covenant to effect such repayment or obtain such consent and waiver within 30 days following Change of Control.

(c) Notwithstanding anything to the contrary in this Section 3.9, the Issuers will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 3.9 and Section 3.7 hereof and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer.

Section 3.10. Limitation on Sale and Leaseback Transactions. The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any Sale and Leaseback Transaction with respect to their properties unless the Company or the Restricted Subsidiary would be permitted under this Indenture to Incur Indebtedness secured by a Lien on the property in an amount equal to the Attributable Debt with respect to the Sale and Leaseback Transaction.

Section 3.11. Limitation on Lines of Business. The Company will not, and will not permit any Restricted Subsidiary to, engage in any business other than a Related Business.

Section 3.12. Limitation on Co-Issuer. In addition to the other restrictions set forth in this Indenture, the Co-Issuer will not Incur any Indebtedness unless:

(a) the Company is a co-obligor or guarantor of the Indebtedness; or

(b) the net proceeds of the Indebtedness are either lent to the Company, used to acquire outstanding debt securities issued by the Company, or used, directly or indirectly, to refinance or discharge Indebtedness permitted under the limitation of this Section 3.12.

Co-Issuer will not engage in any business not related, directly or indirectly, to obtaining money or arranging financing for the Company.

Section 3.13. Maintenance of Office or Agency. The Issuers will maintain an office or agency where the Securities may be presented or surrendered for payment, where, if applicable, the Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Issuers in respect of the Securities and this Indenture may be served. The principal corporate trust office of the Trustee, or if the Trustee’s principal corporate trust office is not located in The City of New York, any other office or agency maintained by the Trustee in The City of New York (the “Corporate Trust Office”), shall be such office or agency of the Issuers, unless the Issuers shall designate and maintain some other office or agency for one or more of such purposes. The Issuers will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Issuers hereby appoint the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Issuers may also from time to time designate one or more other offices or agencies (in or outside of The City of New York) where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation. The Issuers will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

Section 3.14. Partnership and Corporate Existence. Subject to Article IV, the Company and the Co-Issuer will do or cause to be done all things necessary to preserve and keep in full force and effect its partnership or corporate existence and that of the Co-Issuer and each Restricted Subsidiary and the partnership or corporate rights (charter and statutory) licenses and franchises of the Company and each Restricted Subsidiary; provided, however, that the Company shall not be required to preserve any such existence (except the Company and the Co-Issuer), right, license or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and each of its Restricted Subsidiaries, taken as a whole, and that the loss thereof would not have a material adverse effect on the ability of the Company to perform its obligations under the Securities or this Indenture, provided, further, the Company may merge in accordance with Section 4.1.

Section 3.15. Payment of Taxes and Other Claims. The Issuers will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary and (ii) all lawful claims for labor, materials and supplies, which, if unpaid, might by law become a material liability or Lien upon the property of the Company or any Restricted Subsidiary, except for any Lien permitted to be Incurred pursuant to the definition of “Permitted Liens”; provided, however, that the Issuers shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which appropriate reserves, if necessary (in the good faith judgment of management of the Company), are being maintained in accordance with GAAP or where the failure to pay or discharge the same would not have a material adverse effect on the ability of the Issuers to perform their obligations under the Securities or this Indenture.

Section 3.16. Payments for Consent. Neither the Company, the Co-Issuer, nor any of the Company’s Restricted Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fees or otherwise, to any holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or is paid to all holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or amendment.

SECTION 3.17. Compliance Certificate. The Issuers shall deliver to the Trustee within 120 days after the end of each Fiscal Year of each of the Issuers an Officers’ Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default or Event of Default and whether or not the signers know of any Default or Event of Default that occurred during such period. If they do, the certificate shall describe the Default or Event of Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with TIA § 314(a)(4).

SECTION 3.18. Further Instruments and Acts. Upon the reasonable request of the Trustee, the Issuers will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

SECTION 3.19. Statement by Officers as to Default. The Issuers shall deliver to the Trustee, as soon as possible and in any event within fifteen days after the Issuers become aware of the occurrence of any Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, Officers’ Certificates setting forth the details of such Event of Default or default and the action which the Issuers propose to take with respect thereto.

SECTION 3.20. Stay, Extension and Usury Laws. The Issuers covenant (to the extent they may lawfully do so) that they will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, nor or any time hereafter in force, that may affect the covenant or performance of this Indenture; and the Issuers (to the extent they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenant that they will not, by resort to any such law, hinder, delay or impede the execution of any power herein grated to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE IV

SUCCESSOR COMPANY

SECTION 4.1. Merger, Consolidation or Sale of Assets. The Company may not consolidate or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another entity unless:

(1) the Company is the surviving entity or the entity formed by or surviving the transaction, if other than the Company, or the entity to which the sale was made is a corporation or partnership organized or existing under the laws of the United States, any state thereof or the District of Columbia;

(2) the entity formed by or surviving the transaction, if other than the Company, or the entity to which the sale was made assumes all the obligations of the Company in accordance with a supplemental indenture in a form reasonably satisfactory to the Trustee, under the Notes and this Indenture;

(3) immediately after the transaction no Default or Event of Default exists; and

(4) at the time of the transaction and after giving pro forma effect to it as if the transaction had occurred at the beginning of the applicable four-quarter period, the Company or such other entity or survivor is permitted to Incur at least $1.00 of additional Indebtedness in accordance with the Consolidated Fixed Charge Coverage Ratio as described in Section 3.3.

The Co-Issuer may not consolidate or merge with or into, whether or not it is the surviving entity, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another entity except under conditions described in the paragraph above.

ARTICLE V

REDEMPTION OF SECURITIES

SECTION 5.1. Optional Redemption. The Securities may be redeemed, as a whole or from time to time in part, subject to the conditions and at the redemption prices specified in the form of Securities set forth in Exhibits A and B hereto, which are hereby incorporated by reference and made a part of this Indenture, together with accrued and unpaid interest to the Redemption Date.

SECTION 5.2. Applicability of Article. Redemption of Securities at the election of the Issuers or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article.

SECTION 5.3. Election to Redeem; Notice to Trustee. The election of the Issuers to redeem any Securities pursuant to Section 5.1 shall be evidenced by a Board Resolution. In case of any redemption at the election of the Issuers, the Issuers shall, upon not later than the earlier of the date that is 45 days prior to the Redemption Date fixed by the Issuers or the date on which notice is given to the Securityholders (except as provided in Section 5.5 or unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities to be redeemed and shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Securities to be redeemed pursuant to Section 5.4.

SECTION 5.4. Selection by Trustee of Securities to Be Redeemed. If less than all the Securities are to be redeemed at any time pursuant to an optional redemption, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the outstanding Securities not previously called for redemption, in compliance with the requirements of the principal securities exchange, if any, on which such Securities are listed, or, if such Securities are not so listed, on a prorata basis, by lot or by such other method as the Trustee shall deem fair and appropriate (and in such manner as complies with applicable legal requirements) and which may provide for the selection for redemption of portions of the principal of the Securities; provided, however, that no such partial redemption shall reduce the portion of the principal amount of a Security not redeemed to less than $1,000.

The Trustee shall promptly notify the Issuers in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

SECTION 5.5. Notice of Redemption. Notice of redemption shall be given in the manner provided for in Section 10.2 not less than 30 nor more than 60 days prior to the Redemption Date, to each Securityholder of Securities to be redeemed. The Trustee shall give notice of redemption in the Issuers’ names and at the Issuers’ expense; provided, however, that the Issuers shall deliver to the Trustee, at least 45 days prior to the Redemption Date, an Officers’ Certificate requesting that the Trustee give such notice at the Issuers’ expense and setting forth the information to be stated in such notice as provided in the following items.

All notices of redemption shall state:

(1)	the Redemption Date,

(2)	the redemption price and the amount of accrued interest to the Redemption Date payable as provided in Section 5.7, if any,

(3)	if less than all outstanding Securities are to be redeemed, the identification of the particular Securities (or portion thereof) to be redeemed, as well as the aggregate principal amount of Securities to be redeemed and the aggregate principal amount of Securities to be outstanding after such partial redemption,

(4)	in case any Security is to be redeemed in part only, the notice which relates to such Security shall state that on and after the Redemption Date, upon surrender of such Security, the Securityholder will receive, without charge, a new Security or Securities of authorized denominations for the principal amount thereof remaining unredeemed,

(5)	that on the Redemption Date the redemption price (and accrued interest, if any, to the Redemption Date payable as provided in Section 5.7) will become due and payable upon each such Security, or the portion thereof, to be redeemed, and, unless the Issuers default in making the redemption payment, that interest on Securities called for redemption (or the portion thereof) will cease to accrue on and after said date,

(6)	the place or places where such Securities are to be surrendered for payment of the redemption price and accrued interest, if any,

(7)	the name and address of the Paying Agent,

(8)	that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price,

(9)	the CUSIP number, and that no representation is made as to the accuracy or correctness of the CUSIP number, if any, listed in such notice or printed on the Securities, and

(10)	the paragraph of the Securities pursuant to which the Securities are to be redeemed.

SECTION 5.6. Deposit of Redemption Price. Prior to any Redemption Date, the Issuers shall deposit with the Trustee or with a Paying Agent (or, if either of the Issuers is acting as its own Paying Agent, segregate and hold in trust as provided in Section 2.4) an amount of money sufficient to pay the redemption price of, and accrued interest on, all the Securities which are to be redeemed on that date.

SECTION 5.7. Securities Payable on Redemption Date. Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the redemption price therein specified (together with accrued interest, if any, to the Redemption Date), and from and after such date (unless the Issuers shall default in the payment of the redemption price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Issuers at the redemption price, together with accrued interest, if any, to the Redemption Date (subject to the rights of Securityholders of record on the relevant record date to receive interest due on the relevant interest payment date).

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Securities.

SECTION 5.8. Securities Redeemed in Part. Any Security which is to be redeemed only in part (pursuant to the provisions of this Article) shall be surrendered at the office or agency of the Issuers maintained for such purpose pursuant to Section 3.13 (with, if the

Issuers or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuers and the Trustee duly executed by, the Securityholder thereof or such Securityholder’s attorney duly authorized in writing), and the Issuers shall execute, and the Trustee shall authenticate and make available for delivery to the Securityholder of such Security at the expense of the Issuers, a new Security or Securities, of any authorized denomination as requested by such Securityholder, in an aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered, provided, that each such new Security will be in a principal amount of $1,000 or integral multiple thereof.

ARTICLE VI

DEFAULTS AND REMEDIES

SECTION 6.1. Events of Default. Each of the following is an Event of Default:

(1)	default in any payment of interest or additional interest (including as required by the Registration Rights Agreement) on any Note when due, continued for 30 days;

(2)	default in the payment of principal of or premium, if any, on any Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise;

(3)	failure by the Company to comply with its obligations under Article IV;

(4)	default in the performance of any of the obligations described under Section 3.9 or Section 3.7 above or under the covenants described under Article III above and such default shall have continued for a period of 30 days after the Issuers shall have been given notice (in each case, other than a failure to purchase Notes which will constitute an Event of Default under clause (2) above and other than a failure to comply with Section 4.1 which is covered by clause (3));

(5)	default in the performance of any of the other agreements contained in this Indenture and such default shall have continued for a period of 60 days after the Issuers shall have been given notice;

(6)	default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is Guaranteed by the Company or any of its Restricted Subsidiaries), other than Indebtedness owed to the Company or a Restricted Subsidiary, whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, which default:

(a)	is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the applicable grace period provided (“payment default”) which payment default has not been waived; or

(b)	results in the acceleration of such Indebtedness prior to its maturity (the “cross acceleration provision”);

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates $5 million or more;

(7)	the Company, the Co-Issuer or any Restricted Subsidiary (pursuant to or within the meaning of any Bankruptcy Law):

(a)	commences a voluntary insolvency proceeding;

(b)	consents to the entry of an order for relief against it in an involuntary insolvency proceeding;

(c)	consents to the appointment of a custodian of it or for any substantial part of its property; or

(d)	makes a general assignment for the benefit of its creditors;

or takes any comparable action under any foreign laws relating to insolvency; provided however, that the liquidation of any Restricted Subsidiary into another Restricted Subsidiary or the Company other than as part of a credit reorganization, shall not constitute an Event of Default under this clause (7);

(8)	a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(a)	is for relief against the Company, the Co-Issuer or any restricted Subsidiary in an involuntary insolvency proceeding;

(b)	appoints a Custodian of the Company, the Co-Issuer or any Restricted Subsidiary or for any substantial part of its property; or

(c)	orders the winding up or liquidation of the Company, the Co-Issuer or any Restricted Subsidiary; or

(d)	grants any similar relief under any foreign laws;

and in each case the order or decree remains unstayed and in effect for 60 days; or

(9)	failure by the Company or any Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary to pay final judgments aggregating in excess of $5 million (net of any amounts that a reputable and creditworthy insurance company has acknowledged liability for in writing), which judgments are not paid, discharged or stayed for a period of 60 days (the “judgment default provision”).

However, a default under clauses (4) and (5) of this paragraph will not constitute an Event of Default until the Trustee or the holders of 25% in principal amount of the outstanding Notes notify the Company of the default and the Company does not cure such default within the time specified in clauses (4) and (5) of this paragraph after receipt of such notice.

Section 6.2. Acceleration. If an Event of Default (other than an Event of Default described in clause (7) above) occurs and is continuing, the Trustee by notice to the Company, or the holders of at least 25% in principal amount of the outstanding Notes by notice to the Company and the Trustee, may, and the Trustee at the request of such holders shall, declare the principal of, premium, if any, and accrued and unpaid interest, if any, on all the Notes to be due and payable. Upon such a declaration, such principal, premium and accrued and unpaid interest will be due and payable immediately. In the event of a declaration of acceleration of the Notes because an Event of Default described in clause (6) under “Events of Default” has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically annulled if the event of default or payment default triggering such Event of Default pursuant to clause (6) shall be remedied or cured by the Company or a Restricted Subsidiary of the Company or waived by the holders of the relevant Indebtedness within 20 days after the declaration of acceleration with respect thereto and if (1) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, except nonpayment of principal, premium or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived. If an Event of Default described in clause (7) above occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest on all the Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holders. The holders of a majority in principal amount of the outstanding Notes may waive all past defaults (except with respect to nonpayment of principal, premium or interest) and rescind any such acceleration with respect to the Notes and its consequences if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived.

Section 6.3. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of (or premium,

if any) or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

Section 6.4. Waiver of Past Defaults. The Securityholders of a majority in principal amount of the outstanding Securities by notice to the Trustee may (a) waive, by their consent (including, without limitation consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities), an existing Default or Event of Default and its consequences except (i) a Default or Event of Default in the payment of the principal of, or premium, if any, or interest on a Security or (ii) a Default or Event of Default in respect of a provision that under Section 9.2 cannot be amended without the consent of each Securityholder affected and (b) rescind any such acceleration with respect to the Securities and its consequences if such rescission would not conflict with any judgment or decree of a court of competent jurisdiction. When a Default or Event of Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any consequent right.

Section 6.5. Control by Majority. The Securityholders of a majority in principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Sections 7.1 and 7.2, that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

Section 6.6. Limitation on Suits. Subject to Section 6.7, a Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

(1)	such Securityholder has previously given to the Trustee written notice stating that an Event of Default is continuing;

(2)	Securityholders of at least 25% in principal amount of the outstanding Securities have requested in writing that the Trustee pursue the remedy;

(3)	such Securityholders have offered to the Trustee reasonable security or indemnity against any loss, liability or expense;

(4)	the Trustee has not complied with such request within 60 days after receipt of the request and the offer of security or indemnity; and

(5)	the Securityholders of a majority in principal amount of the outstanding Securities have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period.

A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

Section 6.7. Rights of Securityholders to Receive Payment. Notwithstanding any other provision of this Indenture (including, without limitation, Section 6.6), the right of any Securityholder to receive payment of principal of, premium (if any) or interest on the Securities held by such Securityholder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Securityholder.

Section 6.8. Collection Suit by Trustee. If an Event of Default specified in clauses (1) or (2) of Section 6.1 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuers for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.7.

Section 6.9. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Issuers, the Company’s Subsidiaries or its or their respective creditors or properties and, unless prohibited by law or applicable regulations, may vote on behalf of the Securityholders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Securityholder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Securityholders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.7.

Section 6.10. Priorities. If the Trustee collects any money or property pursuant to this Article VI, it shall pay out the money or property in the following order:

FIRST: to the Trustee for amounts due under Section 7.7;

SECOND: to Securityholders for amounts due and unpaid on the Securities for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

THIRD: to the Issuers.

The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section. At least 15 days before such record date, the Issuers shall mail to each Securityholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

Section 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by the Issuers, a suit by a Securityholder pursuant to Section 6.7 or a suit by Securityholders of more than 10% in outstanding principal amount of the Securities.

Section 6.12. Additional Payments. In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Issuers with the intention of avoiding payment of the premium that the Issuers would have had to pay if the Issuers then had elected to redeem the Notes pursuant to the optional redemption provisions of this Indenture or was required to repurchase the Notes, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs prior to February 15, 2008 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Issuers with the intention of avoiding the prohibition on redemption of the Notes prior to February 15, 2008, the premium specified in this Indenture shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

ARTICLE VII

TRUSTEE

Section 7.1. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs; provided that if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise the rights or powers under this Indenture at the request or direction of any of the Securityholders unless such Securityholders have offered to the Trustee reasonable indemnity or security against loss, liability or expense.

(b) Except during the continuance of an Event of Default:

(1)	the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)

in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates, opinions or orders furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such certificates and opinions to determine whether or not they conform on their face to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(1)	this paragraph does not limit the effect of paragraph (b) of this Section;

(2)	the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3)	the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5.

(d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

(e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuers.

(f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

(i) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from each Issuer shall be sufficient if signed by an Officer of such Issuer.

(j) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Securityholders unless such Securityholders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses (including reasonable attorneys’ fees and expenses) and liabilities that might be incurred by it in compliance with such request or direction.

(k) The Trustee shall not be deemed to have knowledge of any Default or Event of Default unless and until an officer at the Trustee’s corporate trust office responsible for the administration of its duties hereunder shall have actual knowledge thereof or the Trustee shall have received written notice thereof at such office.

Section 7.2. Rights of Trustee. Subject to Section 7.1:

(a) The Trustee may conclusively rely on any document (whether in its original or facsimile form) reasonably believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate and/or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officers’ Certificate or Opinion of Counsel.

(c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers, unless the Trustee’s conduct constitutes willful misconduct or negligence.

(e) The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

Section 7.3. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with respect to such Securities with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

Section 7.4. Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Issuers’ use of the proceeds from the Securities, and it shall not be responsible for any statement of the Issuers in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee’s certificate of authentication.

Section 7.5. Notice of Defaults. If a Default or Event of Default occurs and is continuing and if a Trust Officer has actual knowledge thereof, the Trustee shall mail to each Securityholder notice of the Default or Event of Default within the earlier of 90 days after it occurs or 30 days after the Trustee has knowledge of such default. Except in the case of a Default or Event of Default in payment of principal of, premium (if any), or interest on any Security (including payments pursuant to the optional redemption or required repurchase provisions of such Security, if any), the Trustee may withhold the notice if and so long a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Securityholders.

Section 7.6. Reports by Trustee to Securityholders. If required, as promptly as practicable after each May 15 beginning with the May 15, following the date of this Indenture, and in any event prior to July 15 in each year, the Trustee shall mail to each Securityholder a brief report dated as of such May 15 that complies with TIA § 313(a). The Trustee also shall comply with TIA § 313(b). The Trustee shall also transmit by mail all reports required by TIA § 313(c).

A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

Section 7.7. Compensation and Indemnity. The Issuers shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder as the Issuers and the Trustee shall from time to time agree in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuers shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, costs of preparing and reviewing reports, certificates and other documents, costs of preparation and mailing of notices to Securityholders, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts. The Issuers shall indemnify the Trustee against any and all loss, liability, damages, claims or expense (including reasonable attorneys’ fees and expenses) incurred by it without negligence or willful misconduct on its part in connection with the administration of this trust and the performance of its duties hereunder, including the costs and expenses of enforcing this Indenture (including this Section 7.7) and of defending itself against any claims (whether asserted by any Securityholder, the Issuers or otherwise). The Trustee shall notify the Issuers promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuers shall not relieve the Issuers of their obligations hereunder. The Issuers shall defend the claim and the Trustee shall provide reasonable cooperation at the Issuers’ expense in the defense. The Trustee may have separate counsel and the Issuers shall pay the fees and expenses of such counsel provided that the Issuers shall not be required to pay such fees and expenses if it assumes the Trustee’s defense, and, in the reasonable judgment of outside counsel to the Trustee, there is no conflict of interest between the Issuers and the Trustee in connection with such defense. The Issuers shall not be under any obligation to pay for any written settlement without its consent, which consent shall not be unreasonably delayed, conditioned or withheld. The Issuers need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct or negligence.

To secure the Issuers’ payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities.

The Issuers’ payment obligations pursuant to this Section shall survive the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in clause (7) of Section 6.1 with respect to the Company, the expenses are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.8. Replacement of Trustee. The Trustee may resign at any time by so notifying the Issuers. The Securityholders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Issuers shall remove the Trustee if:

(1) the Trustee fails to comply with Section 7.10;

(2) the Trustee is adjudged bankrupt or insolvent;

(3) a receiver or other public officer takes charge of the Trustee or its property; or

(4) the Trustee otherwise becomes incapable of acting.

If the Trustee resigns or is removed by the Issuers or by the Securityholders of a majority in principal amount of the Securities and such Securityholders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of the Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Issuers shall promptly appoint a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.7.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Securityholders of at least 10% in principal amount of the Securities may petition, at the Issuers’ expense, any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10, unless the Trustee’s duty to resign is stayed as provided in Section 310(b) of the TIA, any Securityholder who has been a bona fide Securityholder of a Security for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding the replacement of the Trustee pursuant to this Section, the Company’s obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.

Section 7.9. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture, any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

Section 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA § 310(a). The Trustee shall have a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA § 310(b); provided, however, that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Issuers are outstanding if the requirements for such exclusion set forth in TIA § 310(b)(1) are met. This Indenture will always have a Trustee that satisfies the requirements of TIA § 310(a)(1), (2) and (5).

Section 7.11. Preferential Collection of Claims Against Company. The Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated.

ARTICLE VIII

DISCHARGE OF INDENTURE; DEFEASANCE

Section 8.1. Discharge of Liability on Securities; Defeasance. (a) Subject to Section 8.1(c), when (i)(x) the Issuers deliver to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.9) for cancellation or (y) all outstanding Securities not theretofore delivered for cancellation have become due and payable, whether at maturity or upon redemption or will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption pursuant to Article V hereof and the Issuers irrevocably deposit or cause to be deposited with the Trustee as trust funds in trust solely for the benefit of the Securityholders money in U.S. dollars, non-callable U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption; (ii) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which each of the Issuers is a party or by which each of the Issuers is bound; (iii) the Issuers have paid or caused to be paid all sums payable under this Indenture and the Securities; and (iv) the Issuers have delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of such Securities at maturity or the Redemption Date, as the case may be, then the Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Issuers (accompanied by an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent specified herein relating to the satisfaction and discharge of this Indenture have been complied with) and at the cost and expense of the Issuers.

(b) Subject to Sections 8.1(c) and 8.2, the Issuers at any time may terminate (i) all its obligations under the Securities and this Indenture (“legal defeasance option”), and after giving effect to such legal defeasance, any omission to comply with such obligations shall no longer constitute a Default or Event of Default or (ii) its obligations under Sections 3.2, 3.3, 3.4, 3.5, 3.6, 3.7, 3.8, 3.9, 3.10, 3.11, 3.15, 3.17 and 4.1 and the Issuers may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply with such covenants shall no longer constitute a Default or an Event of Default under Section 6.1(3), 6.1(4) and 6.1(5) and the operation of Sections 6.1(6), 6.1(7), 6.1(8) (but only with respect to a Significant Subsidiary or group of Restricted Subsidiaries that would constitute a Significant Subsidiary), or 6.1(9), and the events specified in such Sections shall no longer constitute an Event of Default (clause (ii) being referred to as the “covenant defeasance option”), but except as specified above, the remainder of this Indenture and the Securities shall be unaffected thereby. The Issuers may exercise their legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

If the Issuers exercise their legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default. If the Issuers exercise their covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Section 6.1(3), 6.1(4) (as such Section relates to Sections 3.2, 3.3, 3.4, 3.5, 3.6, 3.7, 3.8, 3.9, 3.10, 3.11 and 3.16), 6.1(5), 6.1(6), 6.1(7), 6.1(8) (but only with respect to a Significant Subsidiary or group of Restricted Subsidiaries that would constitute a Significant Subsidiary), 6.1(9) or because of the failure of the Issuers to comply with Section 4.1.

Upon satisfaction of the conditions set forth herein and upon request of the Issuers, the Trustee shall acknowledge in writing the discharge of those obligations that the Issuers terminate.

(c) Notwithstanding the provisions of Sections 8.1(a) and (b), the Issuers’ obligations in Sections 2.2, 2.3, 2.4, 2.5, 2.6, 2.9, 2.10, 2.11, 3.1, 3.13, 3.13, 3.14, 3.15, 3.17, 3.18, 3.19, 6.7, 7.7, 7.8 and in this Article 8 shall survive until the Securities have been paid in full. Thereafter, the Issuers’ obligations in Sections 7.7, 8.4 and 8.5 shall survive.

Section 8.2. Conditions to Defeasance. The Issuers may exercise their legal defeasance option or their covenant defeasance option only if:

(1) the Issuers irrevocably deposit in trust with the Trustee for the benefit of the Securityholders money in U.S. dollars or U.S. Government Obligations or a combination thereof for the payment of principal, premium, if any, and interest on the Securities to maturity or redemption, as the case may be;

(2) the Issuers deliver to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Securities to maturity;

(3) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or, with respect to certain bankruptcy or insolvency Events of Default, on the 91st day after such date of deposit;

(4) such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a Default under, this Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(5) the Issuers shall have delivered to the Trustee an Opinion of Counsel (subject to customary assumptions and exclusions) to the effect that (A) the Securities and (B) assuming no intervening bankruptcy of the Issuers between the date of deposit and the 91st day following the deposit and that no Securityholder of the Securities is an insider of the Issuers, after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ right generally;

(6) the Issuers deliver to the Trustee an Opinion of Counsel (subject to customary assumptions and exclusions) to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

(7) in the case of the legal defeasance option, the Issuers shall have delivered to the Trustee an Opinion of Counsel (subject to customary assumptions and exclusions) in the United States stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Securityholders will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

(8) in the case of the covenant defeasance option, the Issuers shall have delivered to the Trustee an Opinion of Counsel (subject to customary assumptions and exclusions) in the United States to the effect that the Securityholders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance had not occurred; and

(9) the Issuers deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities and this Indenture as contemplated by this Article VIII have been complied with.

Section 8.3. Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article VIII. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities.

Section 8.4. Repayment to Company. The Trustee and the Paying Agent shall promptly turn over to the Issuers upon request any excess money, U.S. Government Obligations or securities held by them upon payment of all the obligations under this Indenture.

Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Issuers upon request any money held by them for the payment of principal of or interest on the Securities that remains unclaimed for two years, and, thereafter, Securityholders entitled to the money must look to the Issuers for payment as general creditors.

Section 8.5. Indemnity for U.S. Government Obligations. The Issuers shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

Section 8.6. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Issuers under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article VIII; provided, however, that, if the Issuers have made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Issuers shall be subrogated to the rights of the Securityholders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE IX

AMENDMENTS

Section 9.1. Without Consent of Securityholders. The Issuers and the Trustee may amend this Indenture or the Securities without notice to or consent of any Securityholder:

(1)	cure any ambiguity, omission, defect or inconsistency;

(2)	provide for the assumption by a successor corporation, partnership, trust or limited liability company of the obligations of the Issuers under this Indenture;

(3)	provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f) (2) (B) of the Code);

(4)	add Guarantees with respect to the Notes;

(5)	secure the Notes;

(6)	add to the covenants of the Issuers for the benefit of the holders or surrender any right or power conferred upon the Issuers;

(7)	make any change that does not adversely affect the rights of any holder;

(8)	comply with any requirement of the SEC in connection with the qualification of this Indenture under the Trust Indenture Act; or

(9)	provide for the issuance of exchange securities which shall have terms substantially identical in all respects to the Notes (except that the transfer restrictions contained in the Notes shall be modified or eliminated as appropriate) and which shall be treated, together with any outstanding Notes, as a single class of securities.

After an amendment under this Section becomes effective, the Issuers shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

Section 9.2. With Consent of Securityholders. The Issuers may amend this Indenture or the Securities without notice to any Securityholder but with the written consent of the Securityholders of at least a majority in principal amount of the Securities then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities). However, without the consent of each Securityholder affected, an amendment may not:

(1) reduce the principal amount of Securities whose Securityholders must consent to an amendment;

(2) reduce the rate of or extend the time for payment of interest on any Security;

(3) reduce the principal of or extend the Stated Maturity of any Security;

(4) reduce the premium payable upon the redemption or repurchase of any Security or change the time at which any Security may or shall be redeemed or repurchased as described under Section 3.7, Section 3.9 and Article V;

(5) make any Security payable in currency other than that stated in the Security;

(6) impair the right of any Securityholder to receive payment of principal of, premium, if any, and interest on such Securityholder’s Securities on or after the due dates therefor (other than a repurchase required under Section 3.7 or Section 3.9) or to institute suit for the enforcement of any payment on or with respect to such Securityholder’s Securities; or

(7) make any change to the amendment provisions which require each Securityholder’s consent or to the waiver provisions.

It shall not be necessary for the consent of the Securityholders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof. A consent to any amendment or waiver under this Indenture by any Securityholder of the Securities given in connection with a tender of such Securityholder’s Securities will not be rendered invalid by such tender.

After an amendment under this Section becomes effective, the Issuers shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

Section 9.3. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect.

Section 9.4. Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Securityholder of a Security shall bind the Securityholder and every subsequent Securityholder of that Security or portion of the Security that evidences the same debt as the consenting Securityholder’s Security, even if notation of the consent or waiver is not made on the Security. However, any such Securityholder or subsequent Securityholder may revoke the consent or waiver as to such Securityholder’s Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Securityholder. An amendment or waiver shall become effective upon receipt by the Trustee of the requisite number of written consents under Section 9.1 or Section 9.2 as applicable.

The Issuers may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Securityholders after such record date. No such consent shall become valid or effective more than 120 days after such record date.

Section 9.5. Notation on or Exchange of Securities. If an amendment changes the terms of a Security, the Trustee may require the Securityholder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Securityholder. Alternatively, if the Issuers or the Trustee so determines, the Issuers in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

Section 9.6. Trustee to Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article IX if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Sections 7.1 and 7.2) shall be fully protected in relying upon an Officers’ Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

ARTICLE X

MISCELLANEOUS

Section 10.1. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the provision required by the TIA shall control.

Section 10.2. Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

if to the Issuers:

Star Gas Partners, L.P.

2187 Atlantic Street

Stamford, Connecticut 06902

Attention: Irik Sevin, Chief Executive Officer

FAX: (203) 325-7470

with a copy to:

Phillips Nizer LLP

666 Fifth Avenue

New York, NY 10103

Attention: Alan Shapiro, Esq.

FAX: (212) 262-5152

if to the Trustee:

Union Bank of California, N.A.

Attention: Corporate Trust

120 South San Pedro, 4th Floor

Los Angeles, CA 90012

FAX:

with a copy to:

Jensen Law Office

Attention: Philip K. Jensen

Suite 120

3708 Mount Diablo Boulevard

Lafayette, CA 94549-3630

FAX: (925) 284-7079

The Issuers or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a registered Securityholder shall be mailed to the Securityholder at the Securityholder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

Section 10.3. Communication by Securityholders with other Securityholders. Securityholders may communicate pursuant to TIA § 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Issuers, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

Section 10.4. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuers to the Trustee to take or refrain from taking any action under this Indenture, the Issuers shall furnish to the Trustee:

(1) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 10.5. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

(1) a statement that the individual making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

In giving an Opinion of Counsel, counsel may rely as to factual matters on an Officers’ Certificate or on certificates of public officials.

Section 10.6. When Securities Disregarded. In determining whether the Securityholders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Issuers or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuers shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

Section 10.7. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by, or a meeting of, Securityholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

Section 10.8. Legal Holidays. A “Legal Holiday” is a Saturday, a Sunday or other day on which commercial banking institutions are authorized or required to be closed in New York City. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

Section 10.9. GOVERNING LAW. THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 10.10. No Recourse Against Others. An incorporator, director, officer, employee, stockholder, limited partner or controlling person, as such, of the Issuers or of Star Gas LLC shall not have any liability for any obligations of the Issuers under the Securities, this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

Section 10.11. Successors. All agreements of the Issuers in this Indenture and the Securities shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

Section 10.12. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

Section 10.13. Qualification of Indenture. The Issuers shall qualify this Indenture under the TIA in accordance with the terms and conditions of the Registration Rights Agreement and shall pay all reasonable costs and expenses (including attorneys’ fees and expenses for the Company, the Trustee and the Securityholders) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of this Indenture and the Securities and printing this Indenture and the Securities. The Trustee shall be entitled to receive from the Company any such Officers’ Certificates or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the TIA.

Section 10.14. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

[The remainder of this page is intentionally blank]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

STAR GAS PARTNERS, L.P.

By:	STAR GAS LLC, its General Partner

By:	/s/ Richard F. Ambury
Name: Richard F. Ambury Title: Vice President and Treasurer

STAR GAS FINANCE COMPANY

By:	/s/ Richard F. Ambury
Name: Richard F. Ambury Title: Vice President and Treasurer

UNION BANK OF CALIFORNIA, N.A. as Trustee

By:	/s/ Andrew R. Ball
Name: Andrew R. Ball Title: Vice President

EXHIBIT A

[FORM OF FACE OF SECURITY]

[Applicable Restricted Global Securities Legend]

[Depository Legend, if applicable]

No. [ ]	Principal Amount No.$[ ]

CUSIP NO. [ ]

STAR GAS PARTNERS, L.P.

STAR GAS FINANCE COMPANY

10¼% Senior Note due 2013

Star Gas Partners, L.P., a Delaware limited partnership (such partnership herein called the “Company”), and Star Gas Finance Company, a Delaware corporation, (such corporation, together with the Company, herein called the “Issuers”), promise to pay to [            ], or registered assigns, the principal sum of [            ] Dollars or such greater or lesser amount as shall be reflected on the books and records of the custodian with respect to the Global Security (as appointed by DTC) (the “Securities Custodian”), 1 on February 15, 2013 pursuant to the Indenture (as defined below).

Interest Payment Dates: February 15 and August 15

Record Dates: February 1 and August 1

Additional provisions of this Security are set forth on the other side of this Security.

[1]	Global Security only

STAR GAS PARTNERS, L.P. STAR GAS LLC, its General Partner

By:

STAR GAS FINANCE COMPANY

By:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION UNION BANK OF CALIFORNIA, N.A. as Trustee, certifies that this is one of the Securities referred to in the Indenture.

By:
	Authorized Signatory	Date:

[FORM OF REVERSE SIDE OF SECURITY]

10¼% Senior Note due 2013

1.    Interest

Star Gas Partners, L.P., a Delaware limited partnership (such partnership being herein called the “Company”), and Star Gas Finance Company, a Delaware corporation, (such corporation, together with the Company, under the Indenture hereinafter referred to, being herein called the “Issuers”), promise to pay interest on the principal amount of this Security at the rate per annum shown above.

The Issuers will pay interest semiannually on February 15 and August 15 of each year commencing August 15, 2003. Interest on the Securities will accrue from the most recent date to which interest has been paid on the Securities or, if no interest has been paid, from February 6, 2003. The Issuers shall pay interest on overdue principal or premium, if any (plus interest on such interest to the extent lawful), at the rate borne by the Securities to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.    Method of Payment

By no later than 11:00 a.m. (New York City time) on the date on which any principal of or interest on any Security is due and payable, the Issuers shall deposit with the Trustee or the Paying Agent money sufficient to pay such principal, premium, if any, and/or interest. The Issuers will pay interest (except Defaulted Interest) to the Persons who are registered Securityholders of Securities at the close of business on the February 1 or August 1 next preceding the interest payment date even if Securities are cancelled, repurchased or redeemed after the record date and on or before the interest payment date. Securityholders must surrender Securities to a Paying Agent to collect principal payments. The Issuers will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of Securities represented by a Global Security (including principal, premium, if any, and interest) will be made by the transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Issuers will make all payments in respect of a Definitive Security (including principal, premium, if any, and interest) by mailing a check to the registered address of each Securityholder thereof.

3.    Paying Agent and Registrar

Initially, Union Bank of California, N.A. (the “Trustee”), will act as Trustee, Paying Agent and Registrar. The Issuers may appoint and change any Paying Agent, Registrar or co-registrar without notice to any Securityholder. The Issuers or any of the Restricted Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.    Indenture

The Issuers issued the Securities under an Indenture dated as of February 6, 2003 (as it may be amended or supplemented from time to time in accordance with the terms thereof,

the “Indenture”), among the Issuers and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of the Indenture (the “Act”). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

The Securities are general unsecured senior obligations of the Issuers. The aggregate principal amount of securities that may be authenticated and delivered under the Indenture is unlimited.

The Indenture imposes certain limitations, among other things, on the ability of the Issuers and the Restricted Subsidiaries, to Incur additional debt; pay dividends on stock; redeem stock or redeem subordinated debt; make investments; create Liens in favor of other senior subordinated debt and subordinated debt; enter into agreements that restrict dividends from Restricted Subsidiaries; sell assets; enter into transactions with Affiliates; sell Capital Stock of Restricted Subsidiaries; merge or consolidate; enter into different lines of business and pay consent fees.

5.    Redemption

Except as described below, the Notes are not redeemable until February 15, 2008. On and after February 15, 2008, the Issuers may redeem all or, from time to time, a part of the Notes upon not less than 30 nor more than 60 days’ notice, at the following redemption prices (expressed as a percentage of principal amount) plus accrued and unpaid interest on the Notes, if any, to the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period beginning on February 15 of the years indicated below:

Year	Percentage
2008	105.125%
2009	103.417%
2010	101.708%
2011 and thereafter	100.000%

Prior to February 15, 2006, the Issuers may on any one or more occasions redeem up to 35% of the original principal amount of the Notes with the Net Cash Proceeds of one or more Public Equity Offerings at a redemption price of 110.25% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided that

(1)	there is a Public Market at the time of such redemption;

(2)	at least 65% of the original principal amount of the Notes remains outstanding after each such redemption; and

(3)	the redemption occurs within 60 days after the closing of such Public Equity Offering.

If the optional redemption date is on or after an interest record date and on or before the related interest payment date, the accrued and unpaid interest, if any, will be paid to the Person in whose name the Note is registered at the close of business on such record date, and no additional interest will be payable to Securityholders whose Notes will be subject to redemption by the Issuers.

In the case of any partial redemption, the Trustee will select the Notes for redemption in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not listed, then on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion will deem to be fair and appropriate, although no Note of $1,000 in original principal amount or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption relating to that Note will state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Note.

6.    Repurchase Provisions

(a) Upon a Change of Control any Securityholder will have the right to cause the Issuers to repurchase all or any part of the Securities of such Securityholder at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Securityholders of record on the relevant record date to receive interest due on the relevant interest payment date) as provided in, and subject to the terms of, the Indenture.

(b) In the event of an Asset Sale that requires the purchase of Securities pursuant to Section 3.7(f) of the Indenture, the Company will be required to apply such Excess Proceeds to the repayment of the Securities and any pari passu notes in accordance with the procedures set forth in Section 3.7 of the Indenture.

7.    Denominations; Transfer; Exchange

The Securities are in registered form without coupons in denominations of principal amount of $1,000 and whole multiples of $1,000. A Securityholder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Securityholder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange (i) any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of this Security not to be redeemed) or (ii) any Securities for a period beginning 15 days before an interest payment date and ending on such interest payment date.

8.    Persons Deemed Owners

The registered Securityholder of this Security may be treated as the owner of it for all purposes.

9.    Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Issuers at their request unless an abandoned property law designates another Person. After any such payment, Securityholders entitled to the money must look only to the Issuers and not to the Trustee for payment.

10.    Defeasance

Subject to certain conditions set forth in the Indenture, the Issuers at any time may terminate some or all of their obligations under the Securities and the Indenture if the Issuers deposit with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

11.    Amendment, Waiver

Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended without notice to any Securityholder but with the written consent of the Securityholders of at least a majority in principal amount of the then outstanding Securities and (ii) any default (other than with respect to nonpayment or in respect of a provision that cannot be amended without the written consent of each Securityholder affected) or noncompliance with any provision may be waived with the written consent of the Securityholders of a majority in principal amount of the then outstanding Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Issuers and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article IV of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add guarantees with respect to the Securities, to secure the Securities, or to add additional covenants of the Issuers, or surrender rights and powers conferred on the Issuers, or to comply with any request of the SEC in connection with qualifying the Indenture under the Act, or to make any change that does not materially adversely affect the rights of any Securityholder, or to provide for the issuance of Exchange Securities.

12.    Defaults and Remedies

Under the Indenture, Events of Default include in summary form: (i) default for 30 days in payment of interest or additional interest when due on the Securities; (ii) default in payment of principal or premium, if any, on the Securities at Stated Maturity, upon required repurchase or upon optional redemption pursuant to paragraphs 5 and 6 of the Securities, upon declaration or otherwise; (iii) the failure by the Issuers to comply with its obligations under Article IV of the Indenture; (iv) default in the performance of any of the obligations described under Section 3.9 or Section 3.7 inclusive or under the covenants described under Article III inclusive of the Indenture and such default shall have continued for a period of 30 days after the

Issuers shall have been given notice (in each case, other than a failure to purchase Notes which will constitute an Event of Default under clause (ii) above and other than a failure to comply with Section 4.1 which is covered by clause (iii); (v) default in the performance of any of the agreements contained in the Indenture and such default shall have continued for a period of 60 days after the Issuers shall have been given notice; (vi) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuers or any of their Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), other than Indebtedness owed to each of the Issuers or a Restricted Subsidiary of such Issuer, whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default (a) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the applicable grace period provided (“Payment Default”) which payment default has not been waived or (b) results in the acceleration of such Indebtedness prior to its maturity (the “cross acceleration provision”) and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more; (vii) the Company, the Co-Issuer or any Restricted Subsidiary (pursuant to or within the meaning of any Bankruptcy Law): (a) commences a voluntary insolvency proceeding; (b) consents to the entry of an order for relief against it in an involuntary insolvency proceeding; (c) consents to the appointment of a custodian of it or for any substantial part of its property; or (d) makes a general assignment for the benefit of its creditors; or takes any comparable action under any foreign laws relating to insolvency; provided however, that the liquidation of any Restricted Subsidiary into another Restricted Subsidiary or the Company other than as part of a credit reorganization, shall not constitute an Event of Default under this clause (vii); (viii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (a) is for relief against the Company, the Co-Issuer or any restricted Subsidiary in an involuntary insolvency proceeding; (b) appoints a Custodian of the Company, the Co-Issuer or any Restricted Subsidiary or for any substantial part of its property; or (c) orders the winding up or liquidation of the Company, the Co-Issuer or any Restricted Subsidiary; or (d) grants any similar relief under any foreign laws; and in each case the order or decree remains unstayed and in effect for 60 days; or (ix) failure by the Company or any Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary to pay final judgments aggregating in excess of $5.0 million (net of any amounts with respect to which a reputable and creditworthy insurance company has acknowledged liability for in writing), which judgments are not paid, discharged or stayed for a period of 60 days (the “judgment default provision”). However, a default under clauses (iv) and (v) will not constitute an Event of Default until the Trustee or the Securityholders of at least 25% in principal amount of the outstanding Securities notify the Issuers and the Trustee, in the case of a notice given by the Securityholders, of the default and the Issuers does not cure such default within the time specified in clauses (iv) and (v) hereof after receipt of such notice.

If an Event of Default occurs and is continuing (other than an Event of Default described in clause (vii) above), the Trustee or the Securityholders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Securityholders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal or interest) if it determines that withholding notice is in their interest.

13.    Trustee Dealings with the Issuers

Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Issuers or their Affiliates and may otherwise deal with the Issuers or their Affiliates with the same rights it would have if it were not Trustee.

14.    No Recourse Against Others

No director, officer, employee, incorporator, partner, stockholder, limited partner or controlling person of the Issuers, or of Star Gas Partners LLC as such, shall have any liability for any obligations of the Issuers under the Securities, the Indenture, or for any claim based on, in respect of, or by reason of, such obligations of their creation. Each Securityholder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities.

15.    Authentication

This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Security.

16.    Abbreviations

Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (= custodian) and U/G/M/A (= Uniform Gift to Minors Act).

17.    CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

18.    Governing Law

This Security shall be governed by, and construed in accordance with, the laws of the State of New York.

The Issuers will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture, which has in it the text of this Security in larger type. Requests may be made to:

Star Gas Partners, L.P.

Star Gas Finance Company

1287 Atlantic Street

Stamford, Connecticut 06902

Attention: Chief Financial Officer

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint              agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:                                                                                                  Your Signature:

Signature Guarantee:

(Signature must be guaranteed)

Sign exactly as your name appears on the other side of this Security.

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to SEC Rule 17Ad-15.

In connection with any transfer or exchange of any of the Securities evidenced by this certificate occurring prior to the date that is two years after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Securities are being:

CHECK ONE BOX BELOW:

1☐	acquired for the undersigned’s own account, without transfer; or

2☐	transferred to the Issuers; or

3☐	transferred pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”); or

4☐	transferred pursuant to an effective registration statement under the Securities Act; or

5☐	transferred pursuant to and in compliance with Regulation S under the Securities Act; or

6☐	transferred to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act), that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter appears as Section 2.7 of the Indenture); or

7☐	transferred pursuant to another available exemption from the registration requirements of the Securities Act of 1933.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered Securityholder thereof; provided, however, that if box (5), (6) or (7) is checked, the Trustee or the Issuers may require, prior to registering any such transfer of the Securities, in their sole discretion, such legal opinions, certifications and other information as the Trustee or the Issuers may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.

Signature Guarantee:	Signature

(Signature must be guaranteed)	Signature

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to SEC Rule 17Ad-15.

TO BE COMPLETED BY PURCHASER IF (1) OR (3) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuers as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Issuers pursuant to Section 3.8 or 3.10 of the Indenture, check either box:

☐ ☐
3.8 3.10

If you want to elect to have only part of this Security purchased by the Company pursuant to Section 3.8 or 3.10 of the Indenture, state the amount in principal amount (must be integral multiple of $1,000): $

Date:	Your Signature
(Sign exactly as your name appears on the other side of this Security)

Signature Guarantee:

(Signature must be guaranteed)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to SEC Rule 17Ad-15.

EXHIBIT B

[FORM OF FACE OF EXCHANGE SECURITY]

[Depository Legend, if applicable]

No. [ ]	Principal Amount $[ ]
CUSIP NO. [ ]

STAR GAS PARTNERS, L.P.

STAR GAS FINANCE COMPANY

10¼% Senior Note due 2013

Star Gas Partners, L.P., a Delaware limited partnership (such partnership herein called the “Company”), and Star Gas Finance Company, a Delaware corporation, (such corporation, together with the Company, herein called the “Issuers”), promise to pay to [            ], or registered assigns, the principal sum of [            ] Dollars or such greater or lesser amount as shall be reflected on the books and records of the of the custodian with respect to the Global Security (as appointed by DTC) (the “Securities Custodian”),1 on February 15, 2013 pursuant to the Indenture (as defined below).

Interest Payment Dates: February 15 and August 15

Record Dates: February 1 and August 1

Additional provisions of this Security are set forth on the other side of this Security.

[1]	Global Security only

STAR GAS PARTNERS, L.P. By: STAR GAS LLC, its General Partner

By:

STAR GAS FINANCE COMPANY

By:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION UNION BANK OF CALIFORNIA, N.A. as Trustee, certifies that this is one of the Securities referred to in the Indenture.

By:
Authorized Signatory

Date:

[FORM OF REVERSE SIDE OF EXCHANGE SECURITY]

10¼% Senior Subordinated Note due 2013

1.    Interest

Star Gas Partners, L.P., a Delaware limited partnership (such partnership being herein called the “Company”), and Star Gas Finance Company, a Delaware corporation, (such corporation, together with the Company, under the Indenture hereinafter referred to, being herein called the “Issuers”), promise to pay interest on the principal amount of this Security at the rate per annum shown above.

The Issuers will pay interest semiannually on February 15 and August 15 of each year commencing August 15, 2003. Interest on the Securities will accrue from the most recent date to which interest has been paid on the Securities or, if no interest has been paid, from February 6, 2003. The Issuers shall pay interest on overdue principal or premium, if any (plus interest on such interest to the extent lawful), at the rate borne by the Securities to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.    Method of Payment

By no later than 11:00 a.m. (New York City time) on the date on which any principal of or interest on any Security is due and payable, the Issuers shall deposit with the Trustee or the Paying Agent money sufficient to pay such principal, premium, if any, and/or interest. The Issuers will pay interest (except Defaulted Interest) to the Persons who are registered Securityholders of Securities at the close of business on the February 1 or August 1 next preceding the interest payment date even if Securities are cancelled, repurchased or redeemed after the record date and on or before the interest payment date. Securityholders must surrender Securities to a Paying Agent to collect principal payments. The Issuers will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of Securities represented by a Global Security (including principal, premium, if any, and interest) will be made by the transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Issuers will make all payments in respect of a Definitive Security (including principal, premium, if any, and interest) by mailing a check to the registered address of each Securityholder thereof.

3.    Paying Agent and Registrar

Initially, Union Bank of California, N.A. (the “Trustee”), will act as Trustee, Paying Agent and Registrar. The Issuers may appoint and change any Paying Agent, Registrar or co-registrar without notice to any Securityholder. The Issuers or any of the Restricted Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.    Indenture

The Issuers issued the Securities under an Indenture dated as of February 6, 2003 (as it may be amended or supplemented from time to time in accordance with the terms thereof,

the “Indenture”), among the Issuers and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of the Indenture (the “Act”). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

The Securities are general unsecured senior obligations of the Issuers. The aggregate principal amount of securities that may be authenticated and delivered under the Indenture is unlimited. The Indenture imposes certain limitations, among other things, on the ability of the Issuers and the Restricted Subsidiaries, to Incur additional debt; pay dividends on stock; redeem stock or redeem subordinated debt; make investments; create Liens in favor of other senior subordinated debt and subordinated debt; enter into agreements that restrict dividends from Restricted Subsidiaries; sell assets; enter into transactions with Affiliates; sell Capital Stock of Restricted Subsidiaries; merge or consolidate; enter into different lines of business and pay consent fees.

5.    Redemption

Except as described below, the Notes are not redeemable until February 15, 2008. On and after February 15, 2008, the Issuers may redeem all or, from time to time, a part of the Notes upon not less than 30 nor more than 60 days’ notice, at the following redemption prices (expressed as a percentage of principal amount) plus accrued and unpaid interest on the Notes, if any, to the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period beginning on February 15 of the years indicated below:

Year	Percentage
2008	105.125%
2009	103.417%
2010	101.708%
2011 and thereafter	100.000%

Prior to February 15, 2006, the Issuers may on any one or more occasions redeem up to 35% of the original principal amount of the Notes with the Net Cash Proceeds of one or more Public Equity Offerings at a redemption price of 110.25% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided that

(1)	there is a Public Market at the time of such redemption;

(2)	at least 65% of the original principal amount of the Notes remains outstanding after each such redemption; and

(3)	the redemption occurs within 60 days after the closing of such Public Equity Offering.

If the optional redemption date is on or after an interest record date and on or before the related interest payment date, the accrued and unpaid interest, if any, will be paid to the Person in whose name the Note is registered at the close of business on such record date, and no additional interest will be payable to holders whose Notes will be subject to redemption by the Issuers.

In the case of any partial redemption, the Trustee will select the Notes for redemption in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not listed, then on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion will deem to be fair and appropriate, although no Note of $1,000 in original principal amount or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption relating to that Note will state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Note.

6.    Repurchase Provisions

(a) Upon a Change of Control any Securityholder of Securities will have the right to cause the Issuers to repurchase all or any part of the Securities of such Securityholder at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Securityholders of record on the relevant record date to receive interest due on the relevant interest payment date) as provided in, and subject to the terms of, the Indenture.

(b) In the event of an Asset Disposition that requires the purchase of Securities pursuant to Section 3.7 (f) of the Indenture, the Company will be required to apply such Excess Proceeds to the repayment of the Securities and any pari passu notes in accordance with the procedures set forth in Section 3.7 of the Indenture.

7.    Denominations; Transfer; Exchange

The Securities are in registered form without coupons in denominations of principal amount of $1,000 and whole multiples of $1,000. A Securityholder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Securityholder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange (i) any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of this Security not to be redeemed) or (ii) any Securities for a period beginning 15 days before an interest payment date and ending on such interest payment date.

8.    Persons Deemed Owners

The registered Securityholder of this Security may be treated as the owner of it for all purposes.

9.    Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Issuers at their request unless an abandoned property law designates another Person. After any such payment, Securityholders entitled to the money must look only to the Issuers and not to the Trustee for payment.

10.    Defeasance

Subject to certain conditions set forth in the Indenture, the Issuers at any time may terminate some or all of their obligations under the Securities and this Indenture if the Issuers deposit with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

11.    Amendment, Waiver

Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended without notice to any Securityholder but with the written consent of the Securityholders of at least a majority in principal amount of the then outstanding Securities and (ii) any default (other than with respect to nonpayment or in respect of a provision that cannot be amended without the written consent of each Securityholder affected) or noncompliance with any provision may be waived with the written consent of the Securityholders of a majority in principal amount of the then outstanding Securities. Subject to certain exceptions set forth in this Indenture, without the consent of any Securityholder, the Issuers and the Trustee may amend this Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article IV of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add guarantees with respect to the Securities, to secure the Securities, or to add additional covenants of the Issuers, or surrender rights and powers conferred on the Issuers, or to comply with any request of the SEC in connection with qualifying the Indenture under the Act, or to make any change that does not materially adversely affect the rights of any Securityholder, or to provide for the issuance of Exchange Securities.

12.    Defaults and Remedies

Under the Indenture, Events of Default include in summary form: (i) default for 30 days in payment of interest or additional interest when due on the Securities; (ii) default in payment of principal or premium, if any, on the Securities at Stated Maturity, upon required repurchase or upon optional redemption pursuant to paragraphs 5 and 6 of the Securities, upon declaration or otherwise; (iii) the failure by the Issuers to comply with its obligations under Article IV of the Indenture; (iv) default in the performance of any of the obligations described under Section 3.9 or Section 3.7 inclusive or under the covenants described under Article III inclusive of the Indenture and such default shall have continued for a period of 30 days after the

Issuers shall have been given notice (in each case, other than a failure to purchase Notes which will constitute an Event of Default under clause (ii) above and other than a failure to comply with Section 4.1 which is covered by clause (iii); (v) default in the performance of any of the agreements contained in the Indenture and such default shall have continued for a period of 60 days after the Issuers shall have been given notice; (vi) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuers or any of their Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), other than Indebtedness owed to each of the Issuers or a Restricted Subsidiary of such Issuer, whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default (a) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the applicable grace period provided (“Payment Default”) which payment default has not been waived or (b) results in the acceleration of such Indebtedness prior to its maturity (the “cross acceleration provision”) and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more; (vii) the Company, the Co-Issuer or any Restricted Subsidiary (pursuant to or within the meaning of any Bankruptcy Law): (a) commences a voluntary insolvency proceeding; (b) consents to the entry of an order for relief against it in an involuntary insolvency proceeding; (c) consents to the appointment of a custodian of it or for any substantial part of its property; or (d) makes a general assignment for the benefit of its creditors; or takes any comparable action under any foreign laws relating to insolvency; provided however, that the liquidation of any Restricted Subsidiary into another Restricted Subsidiary or the Company other than as part of a credit reorganization, shall not constitute an Event of Default under this clause (vii); (viii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (a) is for relief against the Company, the Co-Issuer or any restricted Subsidiary in an involuntary insolvency proceeding; (b) appoints a Custodian of the Company, the Co-Issuer or any Restricted Subsidiary or for any substantial part of its property; or (c) orders the winding up or liquidation of the Company, the Co-Issuer or any Restricted Subsidiary; or (d) grants any similar relief under any foreign laws; and in each case the order or decree remains unstayed and in effect for 60 days; or (ix) failure by the Company or any Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary to pay final judgments aggregating in excess of $5.0 million (net of any amounts with respect to which a reputable and creditworthy insurance company has acknowledged liability for in writing), which judgments are not paid, discharged or stayed for a period of 60 days (the “judgment default provision”). However, a default under clauses (iv) and (v) will not constitute an Event of Default until the Trustee or the Securityholders of at least 25% in principal amount of the outstanding Securities notify the Issuers and the Trustee, in the case of a notice given by the Securityholders, of the default and the Issuers does not cure such default within the time specified in clauses (iv) and (v) hereof after receipt of such notice.

If an Event of Default occurs and is continuing (other than an Event of Default described in clause (vii) above), the Trustee or the Securityholders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

Securityholders may not enforce the Indenture or the Securities except as provided in this Indenture. The Trustee may refuse to enforce this Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Securityholders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal or interest) if it determines that withholding notice is in their interest.

13.    Trustee Dealings with the Issuers

Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Issuers or their Affiliates and may otherwise deal with the Issuers or their Affiliates with the same rights it would have if it were not Trustee.

14.    No Recourse Against Others

No director, officer, employee, incorporator, partner, stockholder, limited partner or controlling person of the Issuers or Star Gas LLC, as such, shall have any liability for any obligations of the Issuers under the Securities, the Indenture, the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations of their creation. Each Securityholder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities.

15.    Authentication

This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Security.

16.    Abbreviations

Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (= custodian) and U/G/M/A (= Uniform Gift to Minors Act).

17.    CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

18.    Governing Law

This Security shall be governed by, and construed in accordance with, the laws of the State of New York.

The Issuers will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture, which has in it the text of this Security in larger type. Requests may be made to:

Star Gas Partners, L.P.

Star Gas Finance Company

1287 Atlantic Street

Stamford, Connecticut 06902

Attention: Chief Financial Officer

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint              agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:                                                                                              Your Signature:

Signature Guarantee:

(Signature must be guaranteed)

Sign exactly as your name appears on the other side of this Security.

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to SEC Rule 17Ad-15.

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Issuers pursuant to Section 3.8 or 3.10 of the Indenture, check either box:

☐     ☐

3.8     3.10

If you want to elect to have only part of this Security purchased by the Company pursuant to Section 3.8 or 3.10 of the Indenture, state the amount in principal amount (must be integral multiple of $1,000): $

Date:	Your Signature

(Sign exactly as your name appears on the other side of this Security)

Signature Guarantee:

(Signature must be guaranteed)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to SEC Rule 17Ad-15.